                                                                    EXHIBIT 99.1

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as
                                               ---------
of October 26, 1999 by and among Interiors, Inc., a Delaware corporation ("Buyer"), Jerry Howard ("Howard"), Dennis Darlington ("Darlington") and the
  -----                   ------                        ----------
Mamer Family Trust dated October 1, 1997 (the "Mamer Trust") (Howard, Darlington
                                               -----------
and the Mamer Trust collectively, the "Shareholders").
                                       ------------


                                R E C I T A L S
                                - - - - - - - -

          A. The Shareholders own in the aggregate 100 shares of common stock (the "Shares") of Concepts 4, Inc., a California corporation (the "Company").
      ------                                                       -------
The Shareholders are the owners of all the issued and outstanding common stock of the Company.

          B. The Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, the Shares in accordance with the terms of this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                            ARTICLE I  DEFINITIONS
                                       -----------

          Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Article I and those accounting terms used in this Agreement and not defined in this Article I shall, except as otherwise provided for herein, be construed in accordance with GAAP.

          "Action" shall mean any actual or threatened claim, action, suit,
           ------
arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

          "Affiliate" shall mean any Person which directly or indirectly
           ---------
controls, is controlled by, or is under common control with, the indicated
Person.

          "Agreement" shall have the meaning assigned to such term in the
           ---------
introductory paragraph of this Agreement.

          "Association" shall have the meaning assigned to such term in Section
           -----------
2.03(f) hereof.

          "Balance Sheet Date" shall have the meaning assigned to such term in
           ------------------
Section 3.04(a) hereof.

          "Business Day" shall mean any day excluding Saturday, Sunday or any
           ------------
day which shall be in the State of New York or the State of California a legal holiday or a day on which banking institutions are authorized by law to close.

          "Buyer" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Claim Notice" shall have the meaning assigned to such term in Section
           ------------
10.03 hereof.

          "Closing" and "Closing Date" shall have the respective meanings
           -------       ------------
assigned to such terms in Section 2.05 hereof.

          "Closing Balance Sheet" shall have the meaning assigned to such term
           ---------------------
in Section 2.03(b) hereof.

          "Closing Completion Schedule" shall have the meaning assigned to such
           ---------------------------
term in Section 2.07 hereof.

          "Closing Financial Statements" shall have the meaning assigned to such
           ----------------------------
term in Section 8.02(a) hereof.


          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall mean the common stock of the Company.
           ------------

          "Company" shall have the meaning assigned to such term in Recital A
           -------
hereof.

          "Completion Schedule" shall have the meaning assigned to such term in
           -------------------
Section 2.03(a) hereof.

          "Confidential Information" shall have the meaning assigned to such
           ------------------------
term in Section 8.04 hereof.

          "Darlington" shall have the meaning assigned to it in the
           ----------
introductory paragraph of this Agreement.

          "Damages" shall mean any and all losses, liabilities, obligations,
           -------
costs, expenses, damages or judgments of any kind or nature whatsoever (including without limitation reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article X hereof).

          "Debt Balance Sheet" shall have the meaning assigned to such term in
           ------------------
Section 2.03(d) hereof.

          "Debt Decrease Amount" shall have the meaning assigned to such term in
           --------------------
Section 2.03(d).

          "Debt Increase Amount" shall have the meaning assigned to such term in
           --------------------
Section 2.03(d).

          "Earnout Shares" shall have the meaning assigned to such term in
           --------------
Section 2.04(a) hereof.

          "EBIT" shall mean Net Income plus the Company's provision and other
           ----
expenses for federal income taxes and Interest Expense, less any Interest Income, attributable solely to the business of the Company for a particular fiscal year. For the purpose of calculating EBIT in connection with Section 2.04 only, any increase in the operating expenses of the Company (which increase, for the purposes of calculating EBIT, shall be calculated by comparing the current operating expenses against the operating expenses for the preceding twelve (12) month period), which operating expenses are incurred as a result of the actions of Buyer, shall be excluded from EBIT upon Shareholders' written notice to Buyer if the increase in operating expenses is (i) not in the Ordinary Course; or (ii) incurred to increase the revenue or profits of the Company during periods which do not include the First Earnout Period, the Second Earnout Period or the Third Earnout Period. Any increase in operating expenses of the Company incurred as a result of the actions of Buyer shall be included in EBIT if the increase in operating expenses is (x) incurred to preserve the assets of the Company; (y) incurred to maintain Buyer's financial control of the Company; or (z) incurred to meet Buyer's reporting obligations under the Exchange Act.

          "Employment Agreement" shall mean an employment agreement
           --------------------
substantially in the form of Annex E, Annex F and Annex G attached hereto.
                             -------  -------     -------

          "Environmental Laws" shall mean all Legal Requirements pertaining to
           ------------------
the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "Escrow Account" shall mean the account established by the Escrow
           --------------
Agent pursuant to the Escrow Agreement.

          "Escrow Agent" shall mean U.S. Bank Trust, a national association.
           ------------

          "Escrow Agreement" shall have the meaning assigned to such term in
           ----------------
Section 2.06 hereof.

          "Escrow Amount") shall have the meaning assigned to such term in
           -------------
Section 2.06 hereof.

          "Estimated Indebtedness Schedule" shall have the meaning assigned to
           -------------------------------
such term in Section 2.03(d).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Final Indebtedness Schedule" shall have the meaning assigned to such
           ---------------------------
term in Section 2.03(d) hereof.

          "Financial Statements" shall have the meaning assigned to such term in
           --------------------
Section 3.04(a) hereof.

          "First Earnout Period" shall mean the period of time beginning on
           --------------------
the Closing Date and ending on the first anniversary of the Closing Date.

          "First Earnout Period Shares" shall have the meaning assigned to such
           ---------------------------
term in Section 2.04(a) hereof.

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied.

          "Governmental Entity" shall mean any local, state, federal or foreign
           -------------------
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

          "Guaranties" shall have the meaning assigned to such term in Section
           ----------
3.10(b) hereof.

          "Hazardous Material" shall mean any flammable, ignitable, corrosive,
           ------------------
reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future.

          "Howard" shall have the meaning assigned to it in the introductory
           ------
paragraph of this Agreement.

          "Indebtedness" shall mean, when used with reference to any Person,
           ------------
without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and
(iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation.

          "Indemnifiable Claim" shall have the meaning assigned to such term in
           -------------------
Section 10.03 hereof.

          "Indemnified Party" shall have the meaning assigned to such term in
           -----------------
Section 10.02 hereof.

          "Indemnifying Party" shall have the meaning assigned to such term in
           ------------------
Section 10.03 hereof.

          "Interest Expense" and "Interest Income" for a fiscal year shall mean,
           ----------------       ---------------
respectively, the Company's interest expense and interest income for such fiscal year used in determining Net Income for that fiscal year.

          "IRS" shall mean the United States Internal Revenue Service.
           ---

          "June Balance Sheet" shall have the meaning assigned to such term in
           ------------------
Section 3.04 hereof.

          "Key Employees" shall mean Bill Legg, William Azzalino and Linda
           -------------
Snyder.

          "Leased Real Property" shall mean all real property, including
           --------------------
Structures, leased by the Company.

          "Legal Requirement" shall mean any statute, law, ordinance, rule,
           -----------------
regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

          "Lien" shall mean all liens (including judgment and mechanics' liens,
           ----
regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

          "Mamer" shall have the meaning assigned to such term in Section
           -----
6.01(f) hereof.

          "Mamer Trust" shall have the meaning assigned to it in the
           -----------
introductory paragraph of this Agreement.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, financial condition, properties, profitability, prospects or operations of the Company.

          "Net Income" shall mean the net income of the Company for such period,
           ----------
determined in accordance with GAAP, applied in a manner consistent with the prior accounting practices of the Company, attributable solely to the business of the Company for a particular fiscal year.

          "Objection Notice" shall have the meaning assigned to such term in
           ----------------
Section 2.03(e) hereof.

          "Opening Completion Schedule" shall have the meaning assigned to such
           ---------------------------
term in Section 3.04(c) hereof.

          "Options" shall mean all outstanding options, warrants and other
           -------
rights to acquire Common Stock.

          "Ordinary Course" shall mean, when used with reference to the Company,
           ---------------
the ordinary course of the Company's business consistent with past practices.

          "Permits" shall have the meaning assigned to such term in Section 3.16
           -------
hereof.

          "Permitted Liens" shall mean (a) Liens for ad valorem real or
           ---------------
personal property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent.

          "Person" shall mean all natural persons, corporations, business
           ------
trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

          "Policies" shall have the meaning assigned to such term in Section
           --------
3.09(b) hereof.

          "Pre-Closing Balance Sheet" shall have the meaning assigned to such
           -------------------------
term in Section 2.03(a) hereof.

          "Pre-Closing Date" shall have the meaning assigned to such term in
           ----------------
Section 2.03(a) hereof.

          "Proprietary Information" shall have the meaning assigned to such term
           -----------------------
in Section 3.08(b) hereof.

          "Purchase Price" shall have the meaning assigned to such term in
           --------------
Section 2.02(a) hereof.

          "Purchase Price Adjustment Estimate" shall have the meaning assigned
           ----------------------------------
to such term in Section 2.03(b) hereof.

          "Second Earnout Period" shall mean the period of time beginning on
           ---------------------
the Closing Date and ending on the second anniversary of the Closing Date.

          "Second Earnout Period Shares" shall have the meaning assigned to such
           ----------------------------
term in Section 2.04(a) hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Shareholders" shall have the meaning assigned to such term in the
           ------------
introductory paragraph of this Agreement.

          "Shares" shall have the meaning assigned to such term in Recital A
           ------
hereof.

          "Structure" shall mean any facility, building, plant, factory, office,
           ---------
warehouse structure or other improvement owned or leased by the Company.

          "Subsidiary" of a Person shall mean any corporation, partnership,
           ----------
association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

          "Tax" shall mean any federal, state, local or foreign income, gross
           ---
receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

          "Third Earnout Period" shall mean the period of time beginning on the
           --------------------
Closing Date and ending on the third anniversary of the Closing Date.

          "Third Earnout Period Shares" shall have the meaning assigned to such
           ---------------------------
term in Section 2.04(a) hereof.

                                         ARTICLE II  PURCHASE AND SALE OF SHARES
                                                     ---------------------------

          SECTION 2.01  Purchase and Sale of Shares. Subject to the terms and
                        ---------------------------
conditions set forth herein, the Shareholders agree to sell and deliver the Shares to Buyer, and Buyer agrees to purchase and accept the Shares from the Shareholders free and clear of all Liens, for the purchase price described in
Section 2.02 hereof.

          SECTION 2.02  Purchase Price.
                        --------------

               (a) Subject to adjustment as provided in Sections 2.03 and 2.04, Buyer shall pay an aggregate purchase price (the "Purchase Price") for the
                                                  --------------
Shares equal to the sum of:


                         (i)   Eight Million One Hundred Seventy Thousand
Dollars ($8,170,000) in cash, less the Escrow Amount (as defined below) and subject to adjustment as provided herein (the "Cash Payment") payable at the
                                               ------------
Closing in accordance with Schedule 2.02(a)(i);

                         (ii)  Seven Hundred Seventy Thousand Dollars ($770,000)
payable upon the first anniversary of the Closing Date in accordance with
Schedule 2.02(a)(ii);

                         (iii) One Million Two Hundred Eighteen Thousand Dollars
($1,218,000) payable upon the second anniversary of the Closing Date in accordance with Schedule 2.02(a)(iii); and

                         (iv)  One Million Two Hundred Eighteen Thousand Dollars
($1,218,000) payable upon the third anniversary of the Closing Date in accordance with Schedule 2.02(a)(iv).

                         (b)   In the event that Buyer fails to pay the amounts
due pursuant to Section 2.02(a)(ii), (iii) or (iv), within fifteen (15) Business Days of the date such cash payments were due Buyer shall deliver to the Shareholders Buyer Common Stock the fair market value of which is equal to the amount of cash Shareholders would have received pursuant to Section 2.02(a)(ii),
(iii) or (iv). The fair market value of Buyer Common Stock shall be computed using the average closing bid price per share of Buyer Common Stock for the ten
(10) trading days immediately preceding the date the applicable cash payment was to be paid pursuant to Section 2.02.

          SECTION 2.03  Purchase Price Adjustments.
                        --------------------------

               (a)  Pre-Closing Calculation of Purchase Price. No less than
                    -----------------------------------------
twenty (20) days prior to the Closing Date Shareholders shall deliver to Buyer
(i) the unaudited balance sheet of the Company (the "Pre-Closing Balance Sheet")
                                                     -------------------------
as of a fiscal month-end which is no later than sixty-five (65) days prior to the Closing Date (the "Pre-Closing Date") and the related unaudited statements
                       ----------------
of income, shareholders' equity and cash flows for the fiscal period then ended, prepared in accordance with GAAP, and (ii) the Company's Job Analysis and Percentage of Completion Schedule ("Completion Schedule") for the period ended
                                    -------------------
on the Pre-Closing Date. Shareholders shall make available to Buyer any of the work papers, financial data and other information used in preparing the Pre-Closing Balance Sheet. The Cash Payment shall be reduced (but not increased) on a dollar-for-dollar basis to the extent that the stockholders' equity set forth in the Pre-Closing Balance Sheet is less than the stockholders' equity set forth in the June Balance Sheet. In the event that (i) the stockholders' equity set forth in the June Balance Sheet exceeds the stockholders' equity set forth in the Pre-Closing Balance Sheet by more than Five Hundred Thousand Dollars ($500,000), and (ii) Buyer does not elect to limit the total adjustment to the Purchase Price to Five Hundred Thousand Dollars ($500,000), then the Shareholders shall have the right, in their sole discretion, to terminate this Agreement without liability or penalty.

               (b)  Purchase Price Adjustment Estimate. Within thirty (30) days
                    ----------------------------------
after the Closing Date Shareholders shall deliver to Buyer (i) the Shareholders' calculation of the adjustment to the Purchase Price pursuant to Section 2.03(c) hereof (the "Purchase Price Adjustment Estimate"), together with a statement, in
             ----------------------------------
reasonable detail, of the manner by which such calculation was determined and
(ii) the unaudited balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet") and the related unaudited statements of income,
 ---------------------
shareholders' equity and cash flows for the fiscal period then ended, prepared in accordance with GAAP. Shareholders shall make available to Buyer any of the work papers, financial data and other information used in calculating the Purchase Price Adjustment Estimate.

               (c)  Purchase Price Adjustment. The Purchase Price shall be
                    -------------------------
reduced (but not increased) to the extent that the stockholders' equity set forth in the Closing Balance Sheet is less than the stockholders' equity set forth in the Pre-Closing Balance Sheet; provided however, that the Purchase Price shall be reduced pursuant to this Section 2.03(c) no more than the amount equal to (i) Five Hundred Thousand Dollars ($500,000) less (ii) any reduction in the Cash Payment pursuant to Section 2.03(a) hereof.

               (d)  Indebtedness Adjustment. No less than three (3) Business
                    -----------------------
Days prior to the Closing Date, Shareholders shall deliver to Buyer a schedule setting forth an estimate of the Company's Indebtedness as of the Closing Date prepared in accordance with GAAP (the "Estimated Indebtedness Schedule"). If the
                                       -------------------------------
aggregate amount of Indebtedness of the Company as of the Closing Date is greater than Three Hundred Thirty Thousand Dollars ($330,000), the Purchase Price shall be reduced by the amount of such difference (the "Debt Increase
                                                              -------------
Amount"). If the aggregate amount of Indebtedness of the Company as of the
------
Closing Date is less than Three Hundred Thirty Thousand Dollars ($330,000), the Purchase Price shall be increased by the amount of such difference (the "Debt
                                                                         ----
Decrease Amount"). Any such adjustment to the Purchase Price, as determined
---------------
pursuant to the Estimated Indebtedness Schedule, shall increase or decrease the Cash Payment. Within thirty (30) days after the Closing Date, Shareholders shall deliver to

Buyer a schedule which sets forth the Company's actual Indebtedness as of the Closing Date, prepared in accordance with GAAP (the "Final Indebtedness
                                                     ------------------
Schedule"). To the extent the aggregate Indebtedness disclosed in the Final
--------
Indebtedness Schedule is greater than Three Hundred Thirty Thousand ($330,000), the Shareholders shall pay Buyer the amount of such difference less the Debt Increase Amount, if any, within five (5) Business Days of the delivery of the Final Indebtedness Schedule. To the extent the aggregate Indebtedness disclosed in the Final Indebtedness Schedule is less than Three Hundred Thirty Thousand ($330,000), Buyer shall pay the Shareholders the amount of such difference less the Debt Decrease Amount, if any, within five (5) Business Days of the delivery of the Final Indebtedness Schedule.

               (e)  Objection Notice. Within thirty (30) days after receipt of
                    ----------------
the Closing Balance Sheet, the Purchase Price Adjustment Estimate and the Final Indebtedness Schedule, Buyer shall notify Shareholders in writing (an "Objection
                                                                       ---------
Notice") of any objection to (i) the Purchase Price Adjustment Estimate or (ii)
------
the Final Indebtedness Schedule. If no Objection Notice is given within such thirty-day period, then (i) the Purchase Price Adjustment Estimate and the Final Indebtedness Schedule shall be final and binding on all parties and the Purchase Price calculated in the Purchase Price Adjustment Estimate shall be deemed for all purposes to be the Purchase Price. If an Objection Notice is delivered, Shareholders shall be permitted to take positions which are different from positions taken in the Purchase Price Adjustment Estimate and the Final Indebtedness Schedule as submitted to Buyer, and Buyer agrees that Shareholders shall not be prejudiced by reason of such differences.

               (f)  Dispute Resolution. In the event Buyer provides a timely
                    ------------------
Objection Notice, Buyer and Shareholders shall, for a period of five (5) days, use their best efforts to resolve any differences between the parties as to the determination of the Purchase Price. In the event Shareholders and Buyer are not, within the periods described above, able to resolve such differences, the determination of the Purchase Price shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). If all of the parties to this Agreement are
                  -----------
unable to agree on a single arbitrator, the arbitrator shall be a single arbitrator selected by the American Arbitration Association. Any arbitration proceedings hereunder shall be held in Los Angeles, California. Such arbitrator shall as promptly as practicable, but in no event later than ninety (90) days after receipt by Shareholders of the Objection Notice, make a determination of the Purchase Price. Such determination shall be final and binding on Buyer and Shareholders. The fees and expenses of the arbitrator shall be paid fifty percent (50%) by the Shareholders and fifty percent (50%) by the Buyer.

          SECTION 2.04  Adjustment for Future Performance.
                        ---------------------------------

               (a) Buyer shall make the following additional payments to Shareholders for the Shares, at the times and in the amounts specified below in shares of Buyer Common Stock (in the aggregate, the "Earnout Shares"). The
                                                     --------------
Earnout Shares allocable to each Shareholder shall be in the amounts set forth opposite each Shareholder's name on Schedule 2.04(a):

                    (i) In the event the Company's EBIT during the First Earnout Period exceeds Three Million Dollars ($3,000,000), within seventy-five
(75) days following the First Earnout Period, Buyer shall pay to Shareholders Three Hundred Twenty-Four

Thousand Dollars ($324,000) and shall deliver to Shareholders a number of shares of Buyer Common Stock (the "First Earnout Period Shares") having a fair market
                            ---------------------------
value equal to One Dollar ($1) for each One Dollar ($1) that the Company's EBIT during the First Earnout Period exceeds Three Million Dollars ($3,000,000); provided, however, that the fair market value of the First Earnout Period Shares
--------  -------
shall not exceed One Million Five Hundred Thousand Dollars($1,500,000). The Company shall not be obligated to deliver any First Earnout Period Shares to Shareholders in the event that the Company's EBIT during the First Earnout Period is less than Three Million Dollars ($3,000,000).

                    (ii) In the event the Company's EBIT during the Second Earnout Period exceeds Six Million Dollars ($6,000,000) and the Company's EBIT during the second twelve month period following the Closing Date exceeds Three Million Dollars ($3,000,000), within seventy-five (75) days following the Second Earnout Period, Buyer shall deliver to Shareholders a number of shares of Buyer Common Stock (the "Second Earnout Period Shares") having a fair market value
                   ----------------------------
equal to One Dollar ($1) for each One Dollar ($1) that the Company's EBIT during the Second Earnout Period exceeds Six Million Dollars ($6,000,000), minus (c)
                                                                    -----
the value of any First Earnout Period Shares (valued as of the end of the First Earnout Period); provided, however, that the aggregate value of the Second
                 --------  -------
Earnout Period Shares (valued as of the end of the Second Earnout Period) and First Earnout Period Shares (valued as of the end of the First Earnout Period) shall not exceed Three Million Dollars ($3,000,000). The Company shall not be obligated to deliver any Second Period Earnout Shares in the event that the Company's EBIT during the Second Earnout Period is less than Six Million Dollars ($6,000,000) or the Company's EBIT during the second twelve month period following the Closing Date equals or is less than Three Million Dollars ($3,000,000).

                    (iii) In the event that the Company's EBIT during the Third Earnout Period equals Nine Million Dollars ($9,000,000) and the Company's EBIT during the third twelve month period following the Closing Date exceeds Three Million Dollars ($3,000,000), within seventy-five (75) days following the Third Earnout Period, Buyer shall deliver to Shareholders a number of shares of Buyer Common Stock (the "Third Earnout Period Shares") having a fair market value
                   ---------------------------
equal to One Dollar ($1) for each One Dollar ($1) that the Company's EBIT during the Third Earnout Period exceeds Nine Million Dollars ($9,000,000), minus (c)
                                                                    -----
the value of any First Earnout Period Shares (valued as of the end of the First Earnout Period) and Second Earnout Period Shares (valued as of the end of the Second Earnout Period); provided, however, that the aggregate value of the Third
                        --------  -------
Earnout Period Shares (valued as of the end of the Third Earnout Period), the First Earnout Period Shares (valued as of the end of the First Earnout Period) and the Second Earnout Period Shares (valued as of the end of the Second Earnout Period) shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000). The Company shall not be obligated to deliver any Third Earnout Period Shares to Shareholders in the event that the Company's EBIT during the Third Earnout Period is less than Nine Million Dollars ($9,000,000) or the Company's EBIT during the third twelve month period following the Closing Date equals or is less than Three Million Dollars ($3,000,000).

               (b) For purposes of this Section 2.04, the fair market value of Buyer Common Stock shall be computed using the average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the last day of any determination period.

               SECTION 2.05  Closing.  Unless this Agreement shall have been
                             -------
terminated pursuant to Section 9.01 hereof, the closing of the purchase and sale of the Shares contemplated hereby (the "Closing") shall take place at the
                                        -------
offices of Paul, Hastings, Janofsky & Walker LLP, Twenty-Third Floor, 555 South Flower Street, Los Angeles, California 90071, at 10:00 A.M. local time on or prior to November 29, 1999 as promptly as practicable upon satisfaction of the conditions appearing in Article VI hereof or at such other time and place as Buyer and Shareholders may mutually establish (such time and date being referred to herein as the "Closing Date").
                  ------- ----

               SECTION 2.06. Escrow.  On the Closing Date, Buyer, each of the
                             ------
Shareholders and the Escrow Agent shall execute and deliver an escrow Agreement (the "Escrow Agreement") substantially in the form of Annex A attached hereto in
      ------ ---------
order to secure the indemnification obligations of Shareholders and the Company and to secure payment, if any, to Buyer of any funds pursuant to an adjustment to the Purchase Price under Sections 2.03(c) and 2.03(d) hereof. On the Closing Date, Buyer shall pay, by wire transfer in immediately available funds to an account established by the Escrow Agent pursuant to the Escrow Agreement, Eight Hundred Thousand Dollars ($800,000) (the "Escrow Amount") less the amount of any reduction in the Cash Payment made pursuant to Section 2.03(a) hereof (the "Escrow Amount").

               SECTION 2.07 Actions Prior to and at the Closing.
                            -----------------------------------

                    (a) The Company and the Shareholders shall deliver or cause to be delivered to Buyer the Company's Job Analysis and Percentage of Completion Schedule for the period ending no later than ten (10) days prior to the Closing Date (the "Closing Completion Schedule").
           ---------------------------

                    (b) At the Closing the Company and Shareholders shall deliver or cause to be delivered to Buyer:

                         (i)   a certificate or certificates representing the
Shares registered in the name of the Buyer; and

                         (ii)  all of the documents, certificates and
instruments required to be delivered to Buyer pursuant to Section 6.01.

                    (c) At the Closing Buyer shall deliver or cause to be delivered to Shareholders:

                         (i)   the Cash Payment less the Escrow Amount (as
required by Section 2.06 hereof); and

                         (ii)  all of the documents, certificates and
instruments required to be delivered to Shareholders pursuant to Section 6.02.

                    (d) At the Closing Buyer shall cause to be delivered the Escrow Amount to the Escrow Agent (as required by Section 2.06 hereof), which amount shall released pursuant to the terms of the Escrow Agreement.

                                   ARTICLE III  REPRESENTATIONS AND WARRANTIES
                                                ------------------------------
REGARDING THE COMPANY
---------------------

               Shareholders hereby jointly and severally represent and warrant to, and covenant and agree with, Buyer that:

               SECTION 3.01 Organization and Good Standing; Authorization.
                            ---------------------------------------------

                    (a) The Company has been duly organized and is existing as a corporation in good standing under the laws of the State of California with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 3.01(a), such jurisdictions comprising all jurisdictions in which the Company owns or leases any property, or conducts any business, so as to require such qualification.

                    (b) Except as set forth in Schedule 3.01(b), the Company has no Subsidiaries nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

               SECTION 3.02 No Conflicts.  Subject to compliance with the
                            ------------
applicable requirements of the Securities Act and any applicable state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected including, without limitation, all arrangements in Section 3.19 hereof, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any Legal Requirement applicable to or binding upon it,
(c) result in the creation or imposition of any Lien upon any property or asset of the Company or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company. Schedule 3.02 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

               SECTION 3.03 Capitalization.  The authorized capital stock of the
                            --------------
Company consists solely of 10,000 shares of Common Stock, of which 100 are, and on the Closing Date will be, issued and outstanding. Schedule 3.03 sets forth a complete and accurate list of the holders of shares of Common Stock, indicating the number of Shares held by each holder and their respective addresses. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than as set forth on Schedule 3.03, (i) there are no existing Options, warrants, right, calls or commitments of any character relating to shares of Common Stock,
(ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock and no commitments to issue such securities or instruments and (iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock. The offer, issuance and sale of the Shares were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

               SECTION 3.04 Financial Statements; Completion Schedule.
                            -----------------------------------------

                    (a)  Schedule 3.04(a) contains true and complete copies of
(i) the unaudited balance sheet of the Company at December 31, 1998 and the related unaudited statements of income, shareholders' equity and cash flows for the year then ended, together with the opinion thereon of Michael Norred, the Company's independent accountant, (ii) the unaudited balance sheet of the Company (the "June Balance Sheet") at June 30, 1999 (the "Balance Sheet Date")
              ------------------                          ------------------
and the related unaudited statements of income, shareholders' equity and cash flows for the six-month period ended on the Balance Sheet Date, and (iii) the Pre-Closing Balance Sheet at the Pre-Closing Date and the related unaudited statements of income, shareholders' equity and cash flows for the six-month period ended on the Pre-Closing Date (such unaudited financial statements are collectively referred to as the "Financial Statements").
                                 --------------------

                    (b) The Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with GAAP during the periods covered thereby and prior periods (except that the Balance Sheet, the Pre-Closing Balance Sheet and the related unaudited statements of income, shareholders' equity and cash flows for the periods ended on the Balance Sheet Date and on the Pre-Closing Date, respectively, do not contain footnotes and are subject to year end adjustments which would not, either individually or in the aggregate, be material), have been derived from the accounting records of the Company and represent only actual, bona fide transactions. The Financial Statements are true and correct in all material respects.

                    (c) Schedule 3.04(c) contains true and complete copies of the Completion Schedule for each of the periods ending December 31, 1998, June 30, 1999, the Pre-Closing Date and the date hereof (the "Opening Completion
                                                         ------------------
Schedule"). Each Completion Schedule attached hereto and the Closing Completion
--------
Schedule is true, complete and correct in all respects and has been derived from the accounting records of the Company and represent only actual, bona fide transactions.

                    (d) As of the date of each of the Financial Statements the Company had no liabilities other than those liabilities recorded in the Financial Statements. The method use to recognize profit of the Company in each of the Financial Statements is consistent. No customer deposits, whether collected or billed and receivable have been recorded as income in any of the Financial Statements. Income recognized on work in progress as of the dates of each of the Financial Statements is calculated using the percentage of completion method which utilizes estimates in determining costs to complete jobs. The use of estimates by its nature results in variances between the estimated and actual results. The estimated costs to complete each job as indicated on the percentage of completion schedules reflect the Company's best estimate of the cost to complete all incomplete work of the Company on a job by job basis and, the Financial Statements, as of each of their respective dates, do not, in the aggregate, overstate the percentage of completion of incomplete jobs or income earned. Income on "fee based jobs" is recognized in a consistent manner in all periods of each of the Financial Statements. Fees received by the Company but not yet earned are not reflected as earnings and are appropriately reflected as liabilities for unearned income in each of the Financial Statements. All deposits of the Company to vendors are appropriately accounted for as current assets.

               SECTION 3.05 Title to Property; Encumbrances.
                            -------------------------------

                    (a) The Company does not own any real property or any Structures.

                    (b) The Company has, and immediately prior to the Closing will have, good, valid and marketable title in fee simple to all personal property reflected on the Balance Sheet as owned by the Company and all personal property acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens except (i) as set forth on Schedule 3.05(a) and (ii) Permitted Liens.

                    (c) Schedule 3.05(c) contains a list of all tangible personal property having a cost or fair market value in excess of $5,000 owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

                    (d) Schedule 3.05(d) contains a list of all real property leases, licenses and personal property leases under which the Company is the lessee or licensee, together with (i) the location and nature of each of the leased or licensed properties, (ii) the termination date of each such lease or license, (iii) the name of the lessor or licensor, (iv) all rental and other payments made or required to be made for the calendar years ending December 31, 1999 and December 31, 2000 and (v) the date and amount of the next permitted cost-of-living increase in each such lease or license. All leases and licenses pursuant to which the Company leases or licenses from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any real property lease, personal property lease or license, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or
                            ----- -------
nonperformance). True and complete copies of all real property leases, licenses and personal property leases listed on Schedule 3.05(d) have been delivered to Buyer heretofore. Except as set forth in Schedule 3.05(d), no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a "lease" shall include a sublease.

                    (e) All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly within the recommendations and requirements of the manufacturers thereof (if any) and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations. The Leased Real Property and personal property described in Sections 3.05(c) and 3.05(d) and the personal property held by the Company pursuant to the leases and licenses described in Schedule 3.05(d) comprise all of the Leased Real Property and personal property used in the conduct of business of the Company. Schedule 3.05(e) sets forth a listing of all personal property (other than inventory) the fair market value of which exceeds one hundred dollars ($100) owned by the Company, together with such date the personal property was acquired, the original cost of such personal property and the date(s) on which such personal property was written down from its original cost.

               SECTION 3.06 Inventory and Accounts Receivable.
                            ---------------------------------

                    (a) All inventory set forth or reflected in the Balance Sheet, or acquired by the Company since the Balance Sheet Date, consists of a quality and quantity usable and saleable by the Company in the ordinary course of its business. The value at which inventories are carried on the Balance Sheet reflects the normal inventory valuation policy of the Company, on a basis consistent with that of preceding period, of stating inventory at its lower of cost or market value, and, consistent therewith, all non-current or obsolete inventory held by the Company on the Balance Sheet Date has been valued at its current market value on the Balance Sheet. Schedule 3.06(a) sets forth a true and complete listing of all inventory owned by the Company the fair market value of which exceeds one hundred dollars ($100), together with the date such inventory was acquired, the original cost of such inventory, the date(s) on which such inventory was written down from its original cost and the current quantity of such inventory on hand.

                    (b) All accounts receivable of the Company reflected in the Balance Sheet and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims against the account debtor, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Such accounts receivable of the Company are subject to no valid defense, offset or counterclaim and are fully collectible within ninety (90) days after the Closing Date, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet. Schedule 3.06(b)(1) contains a true and complete aging of the Company's accounts receivable as of the Balance Sheet Date. Schedule 3.06(b)(2) contains a true and complete list of all customers of the Company who enjoy non-standard discounts or non-standard payment terms, together with a summary of any such non-standard discounts or non-standard payment terms.

               SECTION 3.07 Compliance with Law.  Except where it has not had a
                            -------------------
Material Adverse Effect, through and including the Closing Date, the Company (i) has not violated, has not conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, (ii) has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any notice of any alleged violation of, nor any citation for noncompliance with, any Legal Requirement.

               SECTION 3.08 Trademarks, Patents, Etc.
                            ------------------------

                    (a) Schedule 3.08(a) contains a true and complete list of all letters patent, patent applications, trade names, logos, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, Internet domain names, 1-800 and 1-888 telephone numbers, grants of a license or right to the Company with respect to any of the foregoing, both domestic and foreign, owned or claimed by the Company or used or proposed to be used by the Company in the conduct of its business, whether registered or not (collectively herein, "Registered Rights"). No other
                                                 -----------------
patent, trademark, service mark, trade name or copyright, or license with respect to any of the foregoing, is necessary to permit the Company's business to be conducted as now conducted or as heretofore or proposed to be conducted. True and complete copies of all documentation related to the Registered Rights have been delivered to Buyer heretofore.

                    (b) Except as described in Schedule 3.08(b), the Company owns exclusively and has the exclusive and unrestricted right to use the Registered Rights, and all renewals therefor and claims for infringement thereof, and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, computer program (including source code), technical data, invention, process, confidential data and other information (collectively herein, "Proprietary Information") required for or incident to the design,
         -----------------------
development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others and without infringing upon or otherwise acting adversely to the right or claimed right of any third party under or with respect to any of the Proprietary Information. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

                    (c) Schedule 3.08(c) contains a true and complete list and non-confidential description of all licenses of, or rights to, Proprietary Information granted to the Company by others or to others by the Company. Except as described in Schedule 3.08(c), (i) the Company has not sold, transferred, assigned, licensed, restricted, encumbered or subjected to any Lien, any Registered Rights or Proprietary Information or any interest therein, and (ii) the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Rights or Proprietary Information.

                    (d) There are no claims or demands of any Person pertaining to, or any Actions that are pending or threatened, which challenge the rights of the Company in respect of any Registered Rights or any Proprietary Information.

               SECTION 3.09 Banking and Insurance.
                            ---------------------

                    (a) Schedule 3.09(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

                    (b) Schedule 3.09(b) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to, or associated with, the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The insurance policies, bonds and arrangements described on Schedule 3.09(b) (the "Policies") provide such
                                                     --------
coverage against such risk of loss and in such amounts as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. No facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or Shareholders.

               SECTION 3.10   Indebtedness.
                              ------------

                    (a) The Company has no liability or obligation for Indebtedness other than as set forth on Schedule 3.10(a), and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Buyer heretofore. Except as described in Schedule 3.10(a), no event has occurred and no condition has become known to Shareholders (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated
                                   -------------
or increased rights, termination, excusable delay or nonperformance by the Company or any other Person under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as set forth in Schedule 3.10(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement.

                    (b) Schedule 3.10(b) contains a list and brief description of all agreements or instruments pursuant to which any of the Company's directors, employees or shareholders have guaranteed any Indebtedness of the Company (the "Guaranties"). True and complete copies of all Guaranties have been
              ----------
delivered to Buyer heretofore.

               SECTION 3.11 Judgments; Litigation. Except as set forth on
                            ---------------------
Schedule 3.11:

                    (a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or business or (ii) Action pending against or affecting the Company or its properties, assets or business.

                    (b) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (ii) Action threatened against the Company or its properties, assets or business, (iii) Action pending or threatened against the Company's officers, directors or employees relating to the Company or its business or (iv) basis for the institution of any Action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

               SECTION 3.12 Income and Other Taxes.  Except as set forth on
                            ----------------------
Schedule 3.12:

                    (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Buyer has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company with respect to the past five (5) taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period.

                    (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company has no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

                    (c) The Company has made adequate provision on its books of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

                    (d) The Company has not heretofore (i) had a tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

                    (e) No Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and the Shareholders have no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

                    (f) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G; (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2);
(iv) is not a party to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity; and (vii) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

                    (g) Set forth on Schedule 3.12(g) is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution.

               SECTION 3.13 Corporate Records.  The copies or originals of the
                            -----------------
Articles of Incorporation, Bylaws, minute books and stock records of the Company previously delivered to, or made available for inspection by, Buyer are true, complete and correct.

               SECTION 3.14 Employee Benefit Matters.  Except as set forth in
                            ------------------------
Schedule 3.14, the Company maintains no pension, retirement, profit-sharing, employee stock ownership plan, deferred compensation, stock bonus or other similar plan; medical, vision, dental or other health plan; life insurance plan; vacation, severance, golden parachute or other similar plan or arrangement; stock option, stock appreciation or other similar plan or arrangement; and any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, which, in any case, relates to the Company.

               SECTION 3.15 No Undisclosed Liabilities.  Except (i) to the
                            --------------------------
extent set forth or provided for in the Financial Statements or the notes thereto, (ii) as set forth on Schedule 3.15 or (iii) for non-material current liabilities incurred since the Balance Sheet Date in the Ordinary Course, as of the date hereof the Company has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

               SECTION 3.16 Permits, Licenses, Etc.  The Company possesses, and
                            ----------------------
is operating in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to (i) occupy, maintain, operate and use the Leased Real Property as it is currently used and proposed to be used (including, if applicable, with respect to storm water runoff and treatment of any of the Leased Real Property as a hazardous waste facility), (ii) conduct its business as currently conducted and as proposed to be conducted, and (iii) maintain and operate its employee benefit plans (the "Permits"). Schedule 3.16 contains a true and complete list of all Permits and
 -------
each expiration date and scheduled renewal date related to each Permit. Each Permit has been lawfully and validly issued, and no proceeding is pending or threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and, except as set forth in Schedule 3.16, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

               SECTION 3.17 Regulatory Filings.  The Company has made all
                            ------------------
required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in compliance with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

               SECTION 3.18 Consents.  All consents, authorizations and
                            --------
approvals of any Person to, or as a result of the consummation of, the transactions contemplated hereby that are necessary or advisable in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by the Company, except as described in Schedules 3.02, 3.05(d), 3.10(a) and 3.16 hereto. All consents, authorizations and approvals described in Schedules 3.02, 3.05(d), 3.10(a) and 3.16 will have been lawfully and validly obtained prior to the Closing.

               SECTION 3.19 Material Contracts; No Defaults.
                            -------------------------------

                    (a) Schedule 3.19(a) contains a true and complete list and description of each individual outstanding sales order and sales contract of the Company having an indicated gross value in excess of $25,000 or having a term or duration in excess of six months. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course, and true and complete copies of all outstanding sales orders and sales contracts of the Company have been delivered to Buyer heretofore. Except as described in Schedule 3.19(a), the Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract, and the Company has no sales order or sales contract that will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Company for the services or products covered by such sales order or sales contract.

                    (b) Schedule 3.19(b) contains a true and complete list and description of all outstanding purchase orders and purchase commitments of the Company having a gross indicated value in excess of $25,000 in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course, and no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company or at an excessive price.

                    (c) Schedule 3.19(c) contains a true and complete list of all sales agency, sales representative and similar contracts or agreements of the Company and a description of the territory or market and the expiration or renewal date of each such contract or agreement. True and complete copies of each such contract or agreement have been delivered to Buyer heretofore. Except as described in Schedule 3.19(c), all of such contracts and agreements are terminable at any time by the Company without penalty upon not more than thirty
(30) days' notice.

                    (d) Schedule 3.19(d) contains a true and complete list and description of all noncompetition agreements and covenants under which the Company or any Shareholder or any of the Company's officers, directors or key employees is obligated, and true and complete copies of the same have been delivered to Buyer heretofore. Except as described in Schedule 3.19(d), the Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and no such officer, director or key employee is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company. Schedule 3.19(d) also contains a true and complete list and description of all noncompetition agreements or covenants in favor of the Company, and true and complete copies of the same have been delivered to Buyer heretofore.

                    (e) Schedule 3.19(e) contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company, other than those disclosed in Schedule 3.21(a) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Buyer heretofore.

                    (f) Schedule 3.19(f) contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Buyer heretofore. For the purposes of this subsection (f), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than ninety (90) days from the date hereof, (ii) involves payments or receipts by the Company in excess of $5,000, (iii) involves capital expenditures in excess of $25,000 or (iv) otherwise materially affects the Company.

               (g)  Except as described in Schedule 3.19(g):

                    (i) each agreement, contract, arrangement or commitment described above in this Section 3.19 is, and after the Closing on identical terms will be, legal, valid, binding, enforceable and in full force and effect;

                    (ii) no event or condition has occurred or become known to the Shareholders or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force
                                                                          -----
majeure or other claim of excusable delay, termination, nonperformance or
-------
accelerated or increased rights by the Company or any other Person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this Section 3.19, or described or otherwise disclosed pursuant to this Agreement; and

                    (iii) no Person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure
                                                                  ----- -------
or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect.

               SECTION 3.20  Absence of Certain Changes. Since the Balance Sheet
                             --------------------------
Date, except as disclosed in Schedule 3.20, the Company has not: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course; (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 3.21(a) or Schedule 3.21(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company; (xiii) made any distribution or paid any dividend to the Shareholders, any relative of the Shareholders or any Affiliate of the Shareholders of cash, property, stock, securities or any item of value; (xiv) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xv) changed or suffered change in any Plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; or (xvi) entered into any agreement or otherwise obligated itself to do any of the foregoing.

               SECTION 3.21 Employees and Labor Matters.
                            ---------------------------

                    (a) Schedule 3.21(a) contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Buyer heretofore. A true and complete copy of the Company's employee manual has been delivered to Buyer heretofore.

                    (b) Schedule 3.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which the Company is obligated, and true and complete copies of all such agreements have been delivered to Buyer heretofore.

                    (c) Except for the employment and labor agreements listed on Schedules 3.21(a) and 3.21(b), neither Buyer nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company at or prior to the Closing. There is no agreement, arrangement, commitment or understanding between the Company and any of its employees which could prohibit the Company from modifying the work schedule of its employees.

                    (d) There is not occurring or threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company or its premises or products. Except for activities by the unions that are parties to any of the agreements listed on Schedule 3.21(b) with respect to the existing members of such unions, to the Shareholders' knowledge, no union or other labor organization has attempted to organize any of the employees of the Company.

                    (e) The Company has complied with all Legal Requirements relating to employment and labor, except where the failure to so comply would not have a Material Adverse Effect, and no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

               SECTION 3.22 Affiliations.  Except as disclosed on Schedule 3.22,
                            ------------
no Shareholder, officer, director or key employee of the Company or any associate or Affiliate of the Company or any of such Persons has, directly or indirectly, (i) an interest in any Person that

(A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

               SECTION 3.23 Principal Customers and Suppliers.
                            ---------------------------------

                    (a) Schedule 3.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such customer has terminated its relationship with or adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

                    (b) Schedule 3.23(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 5% of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

               SECTION 3.24 Warranty Liability.  Schedule 3.24 contains a true
                            ------------------
and complete description of (i) all written warranties granted or made with respect to services rendered or products sold by the Company, and (ii) the Company's aggregate liability related to such written warranties for each of the last three years.

               SECTION 3.25 Hazardous Materials. Except as set forth on Schedule
                            -------------------
3.25:

                    (a) No Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by the Company or is presently located on or under any Leased Real Property (or any property adjoining any Leased Real Property), (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under Environmental Law or common law.

                    (b) No notice, citation, summons or order has been received by the Company or any Shareholder, no notice has been given by the Company and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Entity, with respect to
(i) any alleged violation by the Company of any Environmental Law or (ii) any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

                    (c) The Company has not received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material. Schedule 3.25(c) contains a true and complete list of all Material Safety Data Sheets applicable to the Company's operations received by the Company relating to the Leased Real Property.

                    (d) No above-ground or underground storage tanks, whether or not in use, are or have ever been located at any property currently owned or leased by the Company.

                    (e) No notice has been received by the Company with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by the Company on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

                    (f) There have been no environmental inspections, investigations, studies, tests, reviews or other analyses conducted in relation to any Leased Real Property.

                    (g) The Company has not released, transported, or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by the Company.

               SECTION 3.26 Brokers' Fees.  No broker, finder or similar agent
                            -------------
has been employed by or on behalf of the Company or Shareholders in connection with this Agreement or the transactions contemplated hereby, and neither the Company nor any of the Shareholders has entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

               SECTION 3.27 Disclosure.  Except as set forth on Schedule 3.27,
                            ----------
no representation or warranty of the Company or Shareholders in this Agreement and no information contained in any Schedule or other writing delivered by the Company or Shareholders pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. There is no fact that the Company or the Shareholders has not disclosed to Buyer in writing that has had or, insofar as the Company or Shareholders can now foresee, may have a material adverse effect on the ability of the Company or Shareholders to perform fully this Agreement.


                                   ARTICLE IV     REPRESENTATIONS AND WARRANTIES
                                                  ------------------------------
OF BUYER
--------

               Buyer hereby represents and warrants to, and covenants and agrees with, the Shareholders that:

               SECTION 4.01 Organization, Power and Authority of Buyer.  Buyer
                            ------------------------------------------
has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted.

               SECTION 4.02 Authorization.  Buyer has the corporate power and
                            -------------
authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by Buyer. This Agreement, upon its execution and delivery by Buyer (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               SECTION 4.03 No Conflict or Violation.  Subject to compliance
                            ------------------------
with the applicable requirements of the Securities Act and any applicable state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Buyer is a party or by which Buyer is bound or affected or to which any of the property or assets of Buyer is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Buyer or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of Buyer or
(d) otherwise adversely affect the contractual or other legal rights or privileges of Buyer. Schedule 4.03 sets forth a list of all agreements to which Buyer is a party requiring the consent of any party thereto to any of the transactions contemplated hereby.

               SECTION 4.04 Capitalization.  The authorized capital stock of
                            --------------
Buyer consists of (i) 60,000,000 shares of Buyer Common Stock, of which 31,378,067 were issued and outstanding on October 8, 1999, (ii) 2,500,000 shares of Class B Common Stock, par value $.001 per share, of which 2,455,000 were issued and outstanding on October 8, 1999, and (iii) 5,300,000 shares of preferred stock, par value $.01 per share, of which 1,272,577 were issued and outstanding on June 30, 1999, (a) 2,870,000 shares of which have been designated as Series A Convertible Redeemable Preferred Stock, par value $.01, of which 1,066,050 are issued and outstanding on June 30, 1999; (b) 200,000 shares of which have been designated as Series B Convertible Redeemable Preferred Stock, par value $.01, of which 200,000 were issued and outstanding on March 31, 1999; and (c) 6,527 shares of which have been designated as Series B Redeemable Preferred Stock, par value $.01, of which 6,527 were issued and outstanding on June 30, 1999. All of the issued and outstanding shares of capital stock of Buyer are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Shares of Buyer Common Stock to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

               SECTION 4.05 Consents and Approvals.  No consent, approval,
                            ----------------------
authorization, license, permit or other action by, or filing with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for such consents, approvals, authorizations, licenses, permits, actions or filings as will have been obtained, taken or filed at or prior to the Closing.

               SECTION 4.06 Reports and Financial Statements.  The Buyer has
                            --------------------------------
previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (i) Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999, (ii) Annual Report on Form 10-K for the fiscal year ended June 30, 1998, each as filed with the Securities and Exchange Commission (the "SEC"), and (iii) all other reports
                                             ---
filed by the Buyer under Section 13 of the Exchange Act with the SEC since June 30, 1998 (such reports are collectively referred to herein as the "Buyer
                                                                   -----
Reports"). The Buyer Reports include all of the documents required to be filed
-------
by the Buyer under the Exchange Act with the SEC since September 30, 1998. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

               SECTION 4.07 Brokers' Fees.  No broker, finder or similar agent
                            -------------
has been employed by or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and Buyer has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.


                              ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE
                                         -------------------------------------
SHAREHOLDERS
------------

               Each Shareholder hereby represents and warrants to, and covenants and agrees with, Buyer that:

               SECTION 5.01 Ownership of Shares.  Each Shareholder owns of
                            -------------------
record and beneficially the number of Shares set forth opposite its name on
Schedule 3.03 hereto, and has, and at all times prior to and as of the Closing each Shareholder will have, good and marketable title to such Shares free and clear of all Liens.

               SECTION 5.02 Delivery of Good Title.  All consents, approvals,
                            ----------------------
authorizations and orders necessary for the sale and delivery of the Shares to be sold by each Shareholder hereunder have been obtained, and each Shareholder has, and immediately prior to the Closing each Shareholder will have, full right, power, authority and capacity to sell, assign, transfer and deliver such Shares pursuant to this Agreement.

               SECTION 5.03 Execution and Delivery.  Each Shareholder has the
                            ----------------------
power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement, upon its execution and delivery by each Shareholder (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). For any Shareholder that is a trust, all the trustees of such Shareholder have executed this Agreement.

               SECTION 5.04 No Conflicts.  The execution, delivery and
                            ------------
performance of this Agreement by each Shareholder and the consummation by each Shareholder of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default (with or without notice or passage of time, or both) under, or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under any indenture, mortgage, deed of trust, trust (constructive and other), loan or credit agreement or other agreement or instrument to which any Shareholder is a party or by which any Shareholder or the Shareholder's Shares are bound, (b) result in the violation of any Legal Requirement applicable to or binding upon any Shareholder, (c) result in the creation or imposition of any Lien upon any property or asset of any Shareholder, or (d) otherwise adversely affect the contractual or other legal rights or privileges of any Shareholder.

               SECTION 5.05 Restrictions on Transfer of Buyer Common Stock and
                            --------------------------------------------------
Buyer Preferred Stock.
---------------------

               (a) Each Shareholder understands and agrees that the shares of Buyer Common Stock it will acquire pursuant to this Agreement have not been registered under the Securities Act and that, accordingly, such shares will not be fully transferable except as permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Shareholder acknowledges that it must bear the economic risk of its investment in such shares of Buyer Common Stock for an indefinite period of time since such shares have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

               (b) Each Shareholder hereby represents and warrants that it is acquiring the shares of Buyer Common Stock under this Agreement for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; provided however, that each Shareholder may transfer its right to acquire Buyer

Common Stock under this Agreement to a limited liability company all the members of which are Shareholders or Key Employees.

               (c)  Each Shareholder hereby agrees with Buyer as follows:

                    (i) The certificates evidencing the shares of Buyer Common Stock it will acquire under this Agreement, and each instrument or certificate issued in transfer thereof, will each bear substantially the following legends:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

          "The securities evidenced by this certificate are subject to, and transferable only in accordance with, the provisions of a Stock Purchase Agreement among Interiors, Inc. (the "Company") and others. A copy of this agreement is on file in the office of the Secretary of the Company."

                    (ii) The certificates representing such shares of Buyer Common Stock and each instrument or certificate issued in transfer thereof, will also each bear any legend required under any applicable state securities law.

                    (iii) Absent an effective registration statement under the Securities Act covering the disposition of the shares of Buyer Common Stock which each Shareholder acquires under this Agreement, no Shareholder will sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of such shares of Buyer Common Stock without first providing Buyer with an opinion of counsel (which may be counsel for Buyer) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

                    (iv) Each Shareholder consents to Buyer's making a notation on its records or giving instructions to any transfer agent of the Buyer Common Stock in order to implement the restrictions on transfer set forth in this subsection (c).

                          ARTICLE VI  CONDITIONS TO CONSUMMATION OF SALE OF
                                      -------------------------------------
SHARES
------

               SECTION 6.01 Conditions to Obligations of Buyer.  Notwithstanding
                            ----------------------------------
any other provision of this Agreement, the obligations of Buyer to consummate the Agreement and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                    (a) There shall not be instituted and pending or threatened any Action (i) challenging the Agreement or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) seeking to prohibit the direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Buyer.

                    (b) The representations and warranties of each Shareholder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and each Shareholder shall have complied with all covenants and agreements and satisfied all conditions on the Company's or his or her part, as applicable, to be performed or satisfied on or prior to the Closing Date.

                    (c) Buyer shall have received from each Shareholder a certificate dated the Closing Date in substantially the form attached as Annex B
                                                                         -------
hereto.

                    (d) Buyer shall have received a certificate of the Officers of the Company in substantially the form attached as Annex C hereto certifying
                                                     -------
that the Closing Completion Schedule is true and correct as of the Closing Date.

                    (e) Buyer shall have received a certificate of the Secretary of the Company dated the Closing Date in substantially the form attached as Annex D hereto.
            -------

                    (f)  Howard, Darlington and John Mamer ("Mamer") shall each
                                                             -----
have entered into an Employment Agreement with the Company substantially in the form attached hereto as Annex E, Annex F and Annex G, respectively.
                        -------  -------     -------

                    (g) Buyer shall be satisfied, in its sole discretion, that the issuance of Buyer Common Stock to the Shareholders in connection with the Agreement shall be exempt from the registration and prospectus delivery requirements of the Securities Act.

                    (h) Buyer shall have received reasonable assurances from those employees, if any, of the Company that may be identified by Buyer in its discretion that they will remain in the employ of the Company for a reasonable period of time after the consummation of the transactions contemplated hereby.

                    (i) All authorizations, consents, waivers and approvals by or from third parties required for the consummation of the transactions contemplated hereby shall have been obtained and all Liens on the assets and properties of the Company set forth on Schedule 6.01(j) shall have been released or terminated.

                    (j) No act, event or condition shall have occurred after the date hereof which Buyer determines has had or could reasonably be expected to have a Material Adverse Effect.

                    (k)  Buyer shall have concluded (through its
representatives, agents, accountants, legal counsel and other experts) satisfactorily an investigation, including without limitation a legal and financial review, of the Company and shall be satisfied in its sole discretion with the results thereof.

                    (l) The amount of the "Balance of Profit to Be Recognized" as set forth in the Closing Completion Schedule shall equal or exceed the amount of the "Balance of Profit to Be Recognized" as set forth in the Opening Completion Schedule.

                    (m) Each of the Key Employees shall each have entered into an Employment Agreement in substantially the form attached hereto as Annex H,
                                                                     -------
Annex I and Annex J hereto.
-------     -------
                    (n) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

                    (o) Buyer shall have entered into financing arrangements upon terms and conditions satisfactory to it, in its discretion, and obtained all necessary consents from its lenders to enable Buyer to enter into the transactions contemplated herein.

                    (p) The Company shall have delivered to Buyer the unaudited June Balance Sheet, and the related unaudited statements of income, shareholders' equity and cash flows for the period then ended.

                    (q) Buyer shall have received a Completion Schedule dated as of the Closing Date in form and substance reasonably satisfactory to Buyer and its counsel.

                    (r) Howard and Mamer shall each have repaid all Indebtedness owed to the Company by Howard and Mamer.

                    (s) Buyer, the Escrow Agent and each of the Shareholders shall have entered into the Escrow Agreement in substantially the form attached hereto as Annex A hereto.
          -------

               SECTION 6.02 Conditions to Obligations of the Shareholders.
                            ---------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of the Shareholders to consummate the Agreement and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                    (a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Buyer shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

                    (b) The Shareholders shall have received a certificate of the Secretary of Buyer dated the Closing Date in substantially the form attached as Annex K hereto.
   -------

                    (c) The Shareholders shall have received a certificate of the President of Buyer in substantially the form attached as Annex L hereto.
                                                             -------

                    (d) No act, event or condition shall have occurred after the date hereof which Shareholders determine has had or could reasonably be expected to have a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of Buyer.

                    (e) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Shareholders and their counsel.

                              ARTICLE VII CONDUCT OF BUSINESS PENDING CLOSING
                                          -----------------------------------

               During the period commencing on the date hereof and continuing through the Closing Date, Shareholders covenant and agree (except as expressly otherwise provided by this Agreement or to the extent that Buyer shall otherwise expressly consent in writing) that:

               SECTION 7.01 Qualification.  Shareholders shall cause the Company
                            -------------
to maintain all qualifications to transact business and remain in good standing in the foreign jurisdictions set forth on Schedule 3.01(a).

               SECTION 7.02 Ordinary Course.  Shareholders shall cause the
                            ---------------
Company to conduct its business in, and only in, the Ordinary Course and shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. Shareholders shall cause the Company to maintain its properties and assets in good condition and repair.

               SECTION 7.03 Organic Changes.  Shareholders shall not permit the
                            ---------------
Company to (a) amend its Articles of Incorporation or Bylaws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do.

               SECTION 7.04 Indebtedness.  Shareholders shall not permit the
                            ------------
Company to incur any Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person. The Company shall not restructure or refinance its existing Indebtedness.

               SECTION 7.05 Accounting.  Shareholders shall not permit the
                            ----------
Company to make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it.

               SECTION 7.06 Compliance with Legal Requirements.  Shareholders
                            ----------------------------------
shall cause the Company to comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer, or upon any of its Affiliates, in connection therewith or herewith.

               SECTION 7.07 Disposition of Assets.  Shareholders shall not
                            ---------------------
permit the Company to sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of, its properties or assets, tangible or intangible, or any interest therein.

               SECTION 7.08 Compensation.  Shareholders shall not permit the
                            ------------
Company to (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company.

               SECTION 7.09 Modification or Breach of Agreements; New
                            -----------------------------------------
Agreements.  Shareholders shall not permit the Company to terminate or modify,
----------
or commit or cause or suffer to be committed any act that will result in breach or violation of any term of, or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. Shareholders shall not permit the Company to become a party to any contract or commitment other than in the Ordinary Course. Shareholders shall cause the Company to meet all of its contractual obligations in accordance with their respective terms.

               SECTION 7.10 Capital Expenditures.  Except for capital
                            --------------------
expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed $20,000 in the aggregate), Shareholders shall not permit the Company to purchase or enter into any contract to purchase any capital assets.

          SECTION 7.11  Maintain Insurance. Shareholders shall cause the Company
                        ------------------
to maintain its Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or canceled.

          SECTION 7.12  Discharge. Except as set forth in Schedule 7.12,
                        ---------
Shareholders shall not permit the Company to cancel, compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

          SECTION 7.13  Actions. Shareholders shall not permit the Company to
                        -------
institute, settle or agree to settle any Action before any Governmental Entity.

          SECTION 7.14  Permits. Shareholders shall cause the Company to
                        -------
maintain in full force and effect, and comply with, all Permits.

          SECTION 7.15  Tax Assessments and Audits. Shareholders shall cause the
                        --------------------------
Company to furnish promptly to Buyer a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. Shareholders shall cause the Company to promptly inform Buyer, and permit the participation in and control by Buyer, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent and shall not permit the Company to consent to any settlement or final determination in any proceeding without the prior written consent of Buyer.


                              ARTICLE VIII                  ADDITIONAL COVENANTS
                                                            --------------------

          SECTION 8.01  Covenants of the Shareholders. During the period
                        -----------------------------
commencing on the date hereof and continuing through the Closing Date, each Shareholder agrees to:

               (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer or upon any of its Affiliates in connection therewith or herewith;

               (b) use his reasonable best efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company or the Shareholder, as applicable, in connection with the transactions contemplated by this Agreement;

               (c) use his reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.01 of this Agreement;

               (d) promptly advise Buyer orally and, within three (3) Business Days thereafter, in writing of any change in the Company's business or condition that has had or may have a Material Adverse Effect; and

               (e) deliver to Buyer prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that
                                                         --------  -------
the disclosure of such untrue statement or omission shall not prevent Buyer from terminating this Agreement pursuant to Section 9.01(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

          SECTION 8.02  Additional Covenants of the Shareholders. Each
                        ----------------------------------------
Shareholder agrees to deliver to Buyer within thirty (30) days after the Closing
Date:

               (a) the Closing Balance Sheet and the related unaudited statements of income, shareholders' equity and cash flows for the period then ended prepared in accordance with GAAP (the "Closing Financial Statements");
                                             ----------------------------

               (b) a certificate executed by each Shareholder certifying that the Closing Financial Statements (i) present fairly the financial condition of the Company as of the Closing Date and the results of operations and changes in financial position of the Company for the periods specified therein, (ii) have been prepared in conformity with GAAP during the period covered thereby and prior periods (except that the Closing Financial Statements do not contain footnotes and are subject to year end adjustments which would not, either individually or in the aggregate, be material), (iii) have been derived from the accounting records of the Company, (iv) represent only actual, bona fide transactions, and (v) are true and correct in all material respects.

               (c)  a certificate executed by each Shareholder certifying that
(i) the Company has no liabilities as of the Closing Date other than those liabilities recorded in the Closing Financial Statements; (ii) the method use to recognize profit of the Company in each of the Financial Statements and Closing Financial Statements is consistent; (iii) no customer deposits, whether collected or billed and receivable have been recorded as income in the Financial Statements or the Closing Financial Statements; (iii) income recognized on work in progress as of the dates of each of the Financial Statements and the Closing Financial Statements is not overstated as to the percentage of completion or income earned; (iv) income on "fee based jobs" is recognized in a consistent manner in all periods of each of the Financial Statements and the Closing Financial Statements and fees received but not yet earned are not reflected as earnings and are appropriately reflected as liabilities for unearned income in each of the Financial Statements and the Closing Financial Statements; (v) the estimated costs to complete all jobs of the Company in process are not understated and reflect the Company's best estimate of the total costs to complete all incomplete work of the Company; and (vi) all deposits of the Company to vendors are appropriately accounted for as current assets.

          SECTION 8.03  Covenants of Buyer. During the period commencing on the
                        ------------------
date hereof and continuing through the Closing Date, Buyer agrees to:

               (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Shareholders in connection with any such requirements imposed upon Shareholders in connection therewith or herewith;

               (b) use its reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Buyer in connection with the transactions contemplated by this Agreement;

               (c) use its reasonable best efforts to preserve intact its business organization, employees and other business relationships, to operate its business in the Ordinary Course and to maintain its books, records and accounts in accordance with GAAP; and

               (d) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.03 of this Agreement.

          SECTION 8.04 Access and Information.
                       ----------------------

               (a) Between the date hereof and the Closing Date, (i) Shareholders will cause the Company's officers, directors, key employees and advisors to permit, Buyer and its representatives and agents reasonable access to the Company's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by Buyer and (ii) Buyer will permit Shareholders and their representatives and agents access to Buyer's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by Shareholders.

               (b) Each of the parties hereto acknowledges that all information, documents, customer lists, patents, trademarks, copyrights, materials, specifications, business strategies, information or any other ideas which directly relate to the business of the other party or of the Company (collectively, "Confidential Information") shall be the exclusive, confidential
                ------------------------
property of such other party or of the Company, except to the extent expressly authorized in writing for dissemination. From the date of this Agreement through and including the twenty-fourth (24th) month following the Closing Date, each party shall not disclose any of such Confidential Information of the other party to any third party without the prior written consent of the other party and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information. The foregoing restrictions shall not apply to any information which (i) becomes generally available to the public other than as a result of disclosures by the non-disclosing party, (ii) was available to the non-disclosing party on a non-confidential basis prior to disclosure to it by the other party, (iii) becomes available to the non-disclosing party on a non-confidential basis from any source other than the disclosing party, provided such source is not bound by a confidentiality agreement with one of the parties hereto, or (iv) is required to be disclosed by any Governmental Entity. In addition, the obligations set forth in this Section 8.04(b) shall not apply to Buyer with respect to Confidential Information which is acquired by Buyer as a result of the consummation of the transactions contemplated herein.

          SECTION 8.05  Expenses. Except as otherwise specifically provided
                        --------
herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents.

          SECTION 8.06  Certain Notifications. At all times from the date hereof
                        ---------------------
to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may (a) render any statement, representation or warranty of such party in this Agreement (including the Schedules hereto) inaccurate or incomplete in any material respect or (b) constitute or result in the breach by such party of, or a failure to comply with, any agreement or covenant in this Agreement applicable to such party or
(c) result in the failure by such party to satisfy any of the conditions specified in Article VI hereof.

          SECTION 8.07  Publicity; Employee Communications. At all times prior
                        ----------------------------------
to the Closing Date, Shareholders shall obtain the written consent of Buyer prior to issuing, or permitting any of the directors, officers, employees or agents of the Company to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no
                                                   --------  -------
party shall be prohibited from supplying any information to any of is representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of and agree to be bound by the terms of this Section 8.07. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

          SECTION 8.08  Further Assurances.
                        ------------------

               (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

               (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Shareholders or the proper officers or directors of the Company or Buyer as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

          SECTION 8.09  Competing Offers; Merger or Liquidation. Shareholders
                        ---------------------------------------
agree that they will not, and the Shareholders will cause the Company not to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage discussions with, or the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the

Company or its assets or capital stock or a merger or similar transaction, and Shareholders will not, and the Shareholders will not permit the Company to, engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, Shareholders shall not, and the Shareholders shall not permit the Company to, directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than Buyer and its representatives, with a view to engaging, or preparing to engage, that Person with respect to any matters referenced in this Section. Shareholders shall ensure that the Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so.

          SECTION 8.10 Inconsistent Action. Shareholders shall not take or
                       -------------------
suffer to be taken, and shall not permit the Company to take or cause or suffer to be taken, any action that would cause any of the representations or warranties of the Shareholders in this Agreement to be untrue, incorrect, incomplete or misleading.

          SECTION 8.11 Post-Termination Employment. Shareholders acknowledge and
                       ---------------------------
agree that, subject to any written contracts of employment, if any, after the Closing (a) Buyer shall not be required to employ or retain any employee of the Company or any other Person, and (b) Buyer, in its sole and absolute discretion, may cause the Surviving Corporation to retain all, some, or none of such employees.

          SECTION 8.12 Buyer's Post-Closing Covenant. After the Closing Date
                       -----------------------------
Buyer shall obtain the release of Shareholders as guarantors under that certain Guaranty in favor of Merrill Lynch & Co., Inc. ("Merrill Lynch") or will
                                                 -------------
pay all such Indebtedness of Shareholders to Merrill Lynch.



                       ARTICLE IX          TERMINATION, AMENDMENT AND WAIVER
                                           ---------------------------------

          SECTION 9.01 Termination. This Agreement may be terminated at any time
                       -----------
prior to the Closing:

               (a)  by mutual consent of all of the parties hereto;

               (b) by Shareholders, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if the Agreement shall not have been consummated on or before November 29, 1999 (or such later date as Buyer and Shareholders may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement;

               (c) by Buyer if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Shareholders under this Agreement or
(ii) any of the conditions precedent to Closing set forth in Section 6.01 have not been met on the Closing Date, and, in each case, Buyer is not then in material default of its obligations hereunder; or

               (d) by Shareholders if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 6.02 have not been met on the Closing Date, and, in each case, Shareholders are not then in material default of their obligations hereunder.

          SECTION 9.02 Effect of Termination.
                       ---------------------

               (a) In the case of any termination of this Agreement, the provisions of Sections 8.03(b) and 8.04 shall remain in full force and effect.

               (b) Upon termination of this Agreement as provided in Section 9.01(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

               (c)  In the event of termination of this Agreement as provided in
Section 9.01(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

          SECTION 9.03  Amendment. This Agreement may be amended only by a
                        ---------
written instrument executed by each of the parties hereto. Any amendment effected pursuant to this Section 9.03 shall be binding upon all parties hereto.

          SECTION 9.04  Waiver. Any term or provision of this Agreement may be
                        ------
waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.04 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

                          ARTICLE X  INDEMNIFICATION
                                     ---------------

          SECTION 10.01 Survival of Representations and Warranties and
                        ----------------------------------------------
Covenants.
---------

               (a) The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the third anniversary of the Closing Date (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled); provided, however, that the representations and warranties contained in Sections
--------  -------
3.01, 3.02, 3.03, 3.12, 3.14, 3.17 and 3.25 shall survive until the expiration of the applicable statute of limitations with respect to such matters.

               (b) No Action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to
Section 11.01 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 10.01(a) for such representation, warranty, covenant or agreement.

          SECTION 10.02 Indemnification.
                        ---------------

               (a)  Subject to the limitation set forth in Section 10.02(c) and
Section 10.02(g) Shareholders jointly and severally covenant and agree to defend, indemnify and hold harmless Buyer and each Person who controls Buyer within the meaning of the Securities Act, and after the Closing, the Company, from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Shareholders in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of Shareholders or the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by Shareholders or the Company pursuant to this Agreement; or (iii) any Action arising out of or resulting from the conduct by the Company of its business or operations, or the Company's occupancy or use of its properties or assets, on or prior to the Closing Date.

               (b) Buyer covenants and agrees to defend, indemnify and hold harmless Shareholders from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure by Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

               (c) Buyer shall not be liable to Shareholders, and the Shareholders shall not be liable to Purchaser, under this Section 10.02 for any Damages indemnifiable hereunder except and to the extent that the amount of such Damages exceeds an accumulated total of $100,000 in the aggregate (and then only for such Damages in excess of such amount).

               (d)  If Buyer is the party entitled to be indemnified pursuant to
Section 10.02 (the "Indemnified Party") and subject to the limitations in
                    -----------------
Section 10.02(c) hereof, Buyer must recover any amounts due it arising from Damages under this Article X as follows :

                    (i) First, from the Escrow Account, or so much thereof as remains in escrow at the time the Indemnifiable Claim is made, in accordance with the terms of the Escrow Agreement, until the Escrow Account is exhausted;

                    (ii) Second, from a reduction in the amounts of payments due and owing the Shareholders pursuant to Sections 2.03(a)(ii), 2.03(a)(iii) and 2.03(a)(iv) of up to Two Hundred Fifty Thousand Dollars ($250,000) per year; and

                    (iii) Third, upon the exhaustion of the Escrow Account and after reducing the remaining payments due pursuant to Sections 2.03(a)(ii), 2.03(a)(iii) and 2.03(a)(iv) up to Two Hundred Fifty Thousand Dollars ($250,000) per year, any remaining Indemnifiable Claims under this Article X shall be recovered from the Shareholders directly.

               (e) Shareholders' liability under this Section 10.02 shall be allocated among them pro rata in accordance with the number of Shares owned by each of them as set forth on Schedule 3.03 hereto. No Shareholder shall have any right of contribution or equitable indemnification against the Company for the Shareholders' obligations under Section 10.02(a).

               (f) The right to indemnification, payment of damages or other remedy based on the representations, warranties and covenants, and obligations set forth herein will not be affected by any investigation conducted, whether before or after the Closing Date, or the parties' agreement as to any purchase price adjustments pursuant hereto, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. Notwithstanding anything in this Article X to the contrary, each party hereto shall retain all other rights and remedies to which it may be entitled under applicable law.

               (g) The Shareholders' Indemnification does not cover any Damages (except for payments of interest and penalties related to Taxes) arising from a disagreement with any taxing authority regarding the year in which Company profits should have been reported.

          SECTION 10.03 Third Party Claims.
                        ------------------

               (a) If an Indemnified Party receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an
 -------------------
"Indemnifying Party") is or may be obligated to provide indemnification, the
 ------------------
Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, however, that the failure
 ------------                               --------  -------
to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that the Indemnifying Party was materially prejudiced by such failure.

               (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (i) the Indemnifying Party shall permit the
           --------  -------
Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and
(ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

               (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided,
                                                                  --------
however, that the Indemnified Party shall notify the Indemnifying Party of any
-------
compromise or settlement of any such Indemnifiable Claim.

               (d) Anything contained in this Section 10.03 to the contrary notwithstanding, Shareholders shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Buyer or the Company which Buyer determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of Buyer or the Company; provided,
                                                               --------
however, if such equitable relief portion of the Indemnifiable Claim can be so
-------
separated from that for money damages, Shareholders shall be entitled to assume the defense of the portion relating to money damages.

          SECTION 10.04 Indemnification Non-Exclusive. The foregoing
                        -----------------------------
indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

                        ARTICLE XI                            GENERAL PROVISIONS
                                                              ------------------

          SECTION 11.01 Notices. All notices and other communications under or
                        -------
in connection with this Agreement shall be in writing and shall be deemed given
(a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (c) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the parties at the following addresses:

               (a)  If to Buyer addressed to:

                    Interiors, Inc.
                    320 Washington Street
                    Mt. Vernon, New York 10553-1017
                    Facsimile: (914) 665-5469

                    Attention: Mr. Max Munn

                    With copies to:

                    Paul, Hastings, Janofsky & Walker LLP
                    Twenty-Third Floor
                    555 South Flower Street
                    Los Angeles, California 90071
                    Facsimile: (213) 627-0705

                    Attention:  Christopher A. Wilson, Esq.

                    and

                    Irvin Rothfarb, Esq.
                    15 West 53/rd/ Street
                    New York, New York 10019
                    Facsimile: (212) 262-6228

               (b)  If to the Shareholders, addressed to:

                    Concepts 4, Inc.
                    3229 East Spring Street, Suite 200
                    Long Beach, California  90806
                    Facsimile: (562) 424-1331

                    Attention: Mr. Jerry Howard, President

                    With a copy to:

                    Lorraine L. Loder, Esq.
                    601 West Fifth Street, Eighth Floor
                    Los Angeles, California 90071
                    Facsimile: (213) 623-1409

          SECTION 11.02 Severability. If any term or provision of this Agreement
                        ------------
or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

          SECTION 11.03 Entire Agreement. Except as specifically set forth
                        ----------------
herein, this Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

          SECTION 11.04 Successors and Assigns. This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party may
                                          --------  -------
assign either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, this
         ---------
Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

          SECTION 11.05 Counterparts. This Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

          SECTION 11.06 Schedules and Annexes. The schedules and annexes to this
                        ---------------------
Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

          SECTION 11.07 Construction.
                        ------------

               (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

               (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

          SECTION 11.08 Governing Law. This Agreement shall be governed by and
                        -------------
construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

          SECTION 11.09 Arbitration Concerning Disputes Regarding EBIT.
                        ----------------------------------------------

          (a) At the option of any party hereto, any and all disputes, whether of law or fact and of any nature whatsoever, concerning EBIT or the calculation of EBIT shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of Association. If the parties are unable to agree upon a single arbitrator, the arbitrator shall be a single, independent arbitrator selected by the Association.

          (b) Any arbitration proceedings hereunder shall be held in Los Angeles, California.

          (c) The decision of the arbitrator shall be final and binding upon all parties hereto and all Persons claiming under and through them. The fees and expenses of the arbitrator shall be paid 50% by the Shareholders which are parties to the arbitration and 50% by the Buyer.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        INTERIORS, INC.


                                        By:_____________________________________
                                            Max Munn
                                            President




                                            Jerry Howard




                                            Dennis Darlington




                                        THE MAMER FAMILY TRUST DATED
                                        OCTOBER 1, 1997




                                        By:_____________________________________
                                            John Mamer
                                            Trustee

================================================================================



                           STOCK PURCHASE AGREEMENT

                                     AMONG

                               INTERIORS, INC.,



                                 JERRY HOWARD,

                              DENNIS DARLINGTON,


                                      AND

                 THE MAMER FAMILY TRUST DATED OCTOBER 1, 1997



                               OCTOBER 26, 1999



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
ARTICLE I     Definitions...........................................................   1

ARTICLE II    Purchase and sale of shares...........................................   7

     SECTION 2.01  Purchase and Sale of Shares......................................   7
     SECTION 2.02  Purchase Price...................................................   7
     SECTION 2.03  Purchase Price Adjustments.......................................   8
     SECTION 2.04  Adjustment For Future Performance................................   9
     SECTION 2.05  Closing..........................................................  10
     SECTION 2.06. Escrow...........................................................  10
     SECTION 2.07  Actions Prior to and at the Closing..............................  10

ARTICLE III    REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.................  11

     SECTION 3.01  Organization and Good Standing; Authorization....................  11
     SECTION 3.02  No Conflicts.....................................................  11
     SECTION 3.03  Capitalization...................................................  12
     SECTION 3.04  Financial Statements; Completion Schedule........................  12
     SECTION 3.05  Title To Property; Encumbrances..................................  13
     SECTION 3.06  Inventory And Accounts Receivable................................  14
     SECTION 3.07  Compliance with Law..............................................  14
     SECTION 3.08  Trademarks, Patents, Etc.........................................  15
     SECTION 3.09  Banking and Insurance............................................  15
     SECTION 3.10  Indebtedness.....................................................  16
     SECTION 3.11  Judgments; Litigation............................................  16
     SECTION 3.12  Income and Other Taxes...........................................  17
     SECTION 3.13  Corporate Records................................................  18
     SECTION 3.14  Employee Benefit Matters.........................................  18
     SECTION 3.15  No Undisclosed Liabilities.......................................  18
     SECTION 3.16  Permits, Licenses, Etc...........................................  18
     SECTION 3.17  Regulatory Filings...............................................  18
     SECTION 3.18  Consents.........................................................  19
     SECTION 3.19  Material Contracts; No Defaults..................................  19
     SECTION 3.20  Absence of Certain Changes.......................................  21
     SECTION 3.21  Employees and Labor Matters......................................  21
     SECTION 3.22  Affiliations.....................................................  22
     SECTION 3.23  Principal Customers and Suppliers................................  22
     SECTION 3.24  Warranty Liability...............................................  23
     SECTION 3.25  Hazardous Materials..............................................  23
     SECTION 3.26  Brokers' Fees....................................................  24
     SECTION 3.27  Disclosure.......................................................  24

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER..............................  24

     SECTION 4.01  Organization, Power and Authority of Buyer.......................  24
     SECTION 4.02  Authorization....................................................  24
     SECTION 4.03  No Conflict or Violation.........................................  24
     SECTION 4.04  Capitalization...................................................  25
     SECTION 4.05  Consents and Approvals...........................................  25
     SECTION 4.06  Reports and Financial Statements.................................  25
     SECTION 4.07  Brokers' Fees....................................................  26

ARTICLE V      REPRESENTATIONS AND WARRANTIES   OF THE SHAREHOLDERS.................  26

     SECTION 5.01  Ownership of Shares..............................................  26
     SECTION 5.02  Delivery of Good Title...........................................  26
     SECTION 5.03  Execution and Delivery...........................................  26
     SECTION 5.04  No Conflicts.....................................................  26
     SECTION 5.05  Restrictions on Transfer of Buyer Common Stock and Buyer
     Preferred Stock................................................................  27

ARTICLE VI     Conditions to Consummation of Sale of Shares.........................  28

     SECTION 6.01  Conditions to Obligations of Buyer...............................  28
     SECTION 6.02  Conditions to Obligations of the Shareholders....................  30

ARTICLE VII    Conduct of Business Pending Closing..................................  30

     SECTION 7.01  Qualification....................................................  30
     SECTION 7.02  Ordinary Course..................................................  31
     SECTION 7.03  Organic Changes..................................................  31
     SECTION 7.04  Indebtedness.....................................................  31
     SECTION 7.05  Accounting.......................................................  31
     SECTION 7.06  Compliance with Legal Requirements...............................  31
     SECTION 7.07  Disposition of Assets............................................  31
     SECTION 7.08  Compensation.....................................................  31
     SECTION 7.09  Modification or Breach of Agreements; New Agreements.............  32
     SECTION 7.10  Capital Expenditures.............................................  32
     SECTION 7.11  Maintain Insurance...............................................  32
     SECTION 7.12  Discharge........................................................  32
     SECTION 7.13  Actions..........................................................  32
     SECTION 7.14  Permits..........................................................  32
     SECTION 7.15  Tax Assessments and Audits.......................................  32

ARTICLE VIII   ADDITIONAL COVENANTS.................................................  33


     SECTION 8.01  Covenants of the Shareholders....................................  33
     SECTION 8.02  Additional Covenants of the Shareholders.........................  33
     SECTION 8.03  Covenants of Buyer...............................................  34
     SECTION 8.04  Access and Information...........................................  34

     SECTION 8.05  Expenses.........................................................  35
     SECTION 8.06  Certain Notifications............................................  35
     SECTION 8.07  Publicity; Employee Communications...............................  35
     SECTION 8.08  Further Assurances...............................................  36
     SECTION 8.09  Competing Offers; Merger or Liquidation..........................  36
     SECTION 8.10  Inconsistent Action............................................... 36
     SECTION 8.11  Post-Termination Employment......................................  36
     SECTION 8.12  Buyer's Post-Closing Covenant....................................  36

ARTICLE IX     TERMINATION, AMENDMENT AND WAIVER....................................  37

     SECTION 9.01  Termination......................................................  37
     SECTION 9.02  Effect of Termination............................................  37
     SECTION 9.03  Amendment........................................................  37
     SECTION 9.04  Waiver...........................................................  37

ARTICLE X      INDEMNIFICATION......................................................  38

     SECTION 10.01  Survival of Representations and Warranties and Covenants........  38
     SECTION 10.02  Indemnification.................................................  38
     SECTION 10.03  Third Party Claims..............................................  39
     SECTION 10.04  Indemnification Non-Exclusive...................................  40

ARTICLE XI          GENERAL PROVISIONS..............................................  40

     SECTION 11.01  Notices.........................................................  40
     SECTION 11.02  Severability....................................................  41
     SECTION 11.03  Entire Agreement................................................  41
     SECTION 11.04  Successors and Assigns..........................................  42
     SECTION 11.05  Counterparts....................................................  42
     SECTION 11.06  Schedules and Annexes...........................................  42
     SECTION 11.07  Construction....................................................  42
     SECTION 11.08  Governing Law...................................................  42
     SECTION 11.09  Arbitration Concerning Disputes Regarding EbiT..................  42

List of Annexes
---------------

Annex A - Escrow Agreement

Annex B - Form of Shareholder Certificate

Annex C - Certificate of the Company's Officers

Annex D - Certificate of the Company's Secretary

Annex E - Jerry Howard Employment Agreement

Annex F - Dennis Darlington Employment Agreement

Annex G - John Mamer Employment Agreement

Annex H - William Azzalino Employment Agreement

Annex I - Linda Snyder Employment Agreement

Annex J - Bill Legg Employment Agreement

Annex K - Certificate of Buyer's Secretary

Annex L - Certificate of the Buyer's President

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is
                                                                  ---------
made as of December 15, 1999, by and among Buyer (as defined in the Agreement) and the Shareholders (as defined in the Agreement).

                                   RECITALS
                                   --------

     A. Each of the parties hereto is a party to that certain Stock Purchase Agreement dated as of October 27, 1999 (the "Agreement").
                                             ---------

     B. Each of the parties hereto desires to amend the Agreement as set forth herein, and desire that, except as set forth in this Amendment, the Agreement shall remain in full force and effect.

     NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined
        -----------
herein shall have the meanings ascribed to them in the Agreement (without regard to this Amendment).

     2. Amendment. The Agreement is hereby amended as follows on and as of, and
        ---------
only upon, the date hereof:

          (a) Section 2.02(a)(i) is hereby amended to read in its entirety as follows:

     "(i) Two Million Dollars ($2,000,000) in cash, subject to adjustment as provided herein (the "Cash Payment") payable at Closing in accordance with
                           ------------
     Schedule 2.02(a)(i);"

          (b) Section 2.02(a)(ii) is hereby amended to read in its entirety as follows:

     "(ii) Two Million Six Hundred Thousand Dollars ($2,600,000) in cash payable within three (3) Business Days of the Closing Date in accordance with
     Schedule 2.02(a)(ii);"

          (c) Section 2.02(a)(iii) is hereby amended to read in its entirety as follows:

     "(iii) Two Million Eight Hundred Twenty-Two Thousand Nine Hundred Thirty-Eight Dollars ($2,822,938) in cash payable on March 10, 2000 in accordance with Schedule 2.02(a)(iii);"

          (d) Section 2.02(a)(iv) is hereby amended to read in its entirety as follows:

     "(iv) Seven Hundred Seventy Thousand ($770,000) payable upon the first anniversary of the Closing Date in accordance with Schedule 2.02(a)(iv);"

          (e)  The following is hereby added as Section 2.02(a)(v) of the
     Agreement:

     "(v) One Million Two Hundred Eighteen Thousand Dollars ($1,218,000) payable upon the second anniversary of the Closing Date in accordance with Schedule 2.02(a)(v);"

          (f) The following sentence is hereby added as Section 2.02(a)(vi) of the Agreement:

     "(vi) One Million Two Hundred Eighteen Thousand Dollars ($1,218,000) payable upon the third anniversary of the Closing Date in accordance with
     Schedule 2.02(a)(vi)."

          (g) The following sentence is hereby added as Section 2.02(a)(vii) of the Agreement:

     "(vii) One Million Seven Thousand Two Hundred Eighty-Nine Dollars ($1,007,289) payable on March 10, 2003 in accordance with Schedule 2.20(a)(vii)."

          (h) Section 2.02(b) is hereby amended to read in its entirety as follows:

     "(b) In the event that Buyer fails to pay the amounts due pursuant to
     Section 2.02(a)(iii), (iv), (v), (vi) or (vii) within fifteen (15) Business Days of the dates such cash payments are due Buyer shall deliver to Shareholders restricted Buyer Common Stock the fair market value of which is equal to the amount of cash Shareholders would have received pursuant to
     Section 2.02(a)(iii), (iv), (v), (vi) or (vii). The Fair Market Value of Buyer Common Stock shall be computed using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date the applicable cash payment was to be paid pursuant to Section 2.02."

          (i)  The following is hereby added as Section 2.02(c) of the
     Agreement:

     "(c) In the event that Buyer fails to pay the amount due pursuant to
     Section 2.02(a)(iii) within fifteen (15) Business Days of the date such cash payment was due, Buyer may elect, in fulfillment of its obligation to Shareholders pursuant to Section 2.02(a)(iii), to pay the Shareholders the following amounts of cash pursuant to Schedule 2.02(a)(iii): (i) on or prior to September 10, 2000 Buyer shall pay the Shareholders Three Million One Hundred Five Thousand Two Hundred Thirty-One Dollars and Eighty Cents ($3,105,231.80), and (ii) on or prior to March 10, 2001 Buyer shall pay to Shareholders Three Million Three Hundred Eight-Seven Five Hundred Twenty-Five Dollars and Sixty Cents ($3,387,525.60). Buyer shall deliver to an escrow account (the "Escrow Account"), established by U.S. Bank Trust, N.A. (the "Escrow Agent") pursuant to an escrow agreement in accordance with the terms and conditions in this Section 2.02(c), restricted Buyer Common Stock (the "Escrow Shares") the fair market value of which is equal to Two Million Eight Hundred Twenty-Two Thousand Nine Hundred Thirty-Eight Dollars ($2,822,938). The Fair Market Value of the Buyer Common Stock shall be computed using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date the applicable cash payment was to be paid pursuant to Section 2.02(a)(iii) hereof. The escrow agreement shall terminate on the earlier of (i) March 10, 2001, (ii) the date on which Buyer pays the Shareholders the amount of cash due pursuant to

     Section 2.02(a)(iii) hereof, or (iii) the date on which Buyer exercises the Call Option (as defined below). In the event that Buyer delivers to the Shareholders the amount of cash due pursuant to Section 2.02(a)(iii) or the Call Option (as defined below), the Escrow Shares shall be returned to Buyer. In the event that prior to March 10, 2001 Buyer does not pay the cash due pursuant to Section 2.02(a)(iii) or exercise the Call Option (as defined below), the Escrow Shares shall be delivered to the Shareholders. In the event that the Fair Market Value of the Escrow Shares on March 10, 2001 is less than Three Million Three Hundred Eighty-Seven Thousand Five Hundred Twenty-Five Dollars and Sixty Cents ($3,387,525.60), (the "Escrow
                                                                        ------
     Deficit"), Buyer shall deliver to the Shareholders additional shares of
     -------
     Buyer Common Stock the Fair Market Value of which is equal to the Escrow Deficit. Any securities, non-cash dividends or other property distributable in respect of the Escrow Shares shall be delivered to the Escrow Agent, who shall hold such securities, non-cash dividends or other property in the Escrow Account. Buyer shall have the right, but not the obligation, to redeem the Escrow Shares and any securities, non-cash dividends and other property placed in the Escrow Account (the "Call Option") as follows: (x) from March 10, 2000 to September 10, 2000, Buyer shall have the right, but not the obligation, to redeem the Escrow Shares and any securities, non-cash dividends and other property placed in the Escrow Account upon payment to the Shareholders of Three Million One Hundred Five Thousand Two Hundred Thirty-One Dollars and Eighty Cents ($3,105,231.80), and (y) from September 10, 2000 to March 10, 2001, Buyer shall have the right, but not the obligation, to redeem the Escrow Shares and any securities, non-cash dividends and other property placed in the Escrow Account upon payment to the Shareholders of Three Million Three Hundred Eighty-Seven Thousand Five Hundred Twenty-Five Dollars and Sixty Cents ($3,387,525.60). In the event the Fair Market Value of the Escrow Shares falls below eighty percent (80%) of the Fair Market Value of the Escrow Shares as of March 10, 2000, then the Shareholders shall deliver a notice to Buyer of such shortfall and Buyer shall deliver to the Escrow Agent additional shares of Buyer Common Stock within thirty (30) days of receipt of the Shareholders' notice so that the Fair Market Value of the Escrow Shares equals Two Million Eight Hundred Twenty-Two Thousand Nine Hundred Thirty-Eight ($2,822,938). The fees of the Escrow Agent shall be borne by Buyer."

          (j) Section 2.03(a) is hereby amended to read in its entirety as follows:

     "(a) Pre-Closing Calculation of Purchase Price. No less then ten (10) days
          -----------------------------------------
     prior to the Closing Date Shareholders shall deliver to Buyer (i) the unaudited balance sheet of the Company (the "Pre-Closing Balance Sheet") as
                                                  -------------------------
     of September 30, 1999 (the "Pre-Closing Date") and the related unaudited
                                 ----------------
     statements of income, shareholders' equity and cash flows for the fiscal period then ended, prepared in accordance with GAAP, and (ii) the Company's Job Analysis and Percentage Completion Schedule ("Completion Schedule") for
                                                       -------------------
     the period ended on the Pre-Closing Date. Shareholders shall make available to Buyer any of the work papers, financial data and other information used in preparing the Pre-Closing Balance Sheet. The Cash Payment shall be reduced (but not increased) on a dollar-for-dollar basis to the extent that the shareholders' equity set forth in the Pre-Closing Balance Sheet is less than the shareholders' equity set forth in the June Balance Sheet. In the event that (i) the shareholders' equity set forth in the June Balance Sheet exceeds the shareholders' equity set forth in the Pre-Closing Balance Sheet by more than

     Five Hundred Thousand Dollars ($500,000) and (ii) Buyer does not elect to limit the total adjustment to the Purchase Price to Five Hundred Thousand Dollars ($500,000), then the Shareholders shall have the right, in their sole discretion, to terminate the Agreement without liability or penalty."

          (k)  Section 2.03(b) is hereby deleted in its entirety.

          (l)  Section 2.03(c) is hereby deleted in its entirety.

          (m) Section 2.03(d) is hereby amended to read in its entirety as follows:

     "(d) Indebtedness Adjustment. Within thirty (30) days after the Closing
          -----------------------
     Date, Shareholders shall deliver to Buyer a schedule which sets forth the Company's actual Indebtedness as of the Closing Date, prepared in accordance with GAAP (the "Final Indebtedness Schedule"). To the extent the
                                ---------------------------
     aggregate Indebtedness disclosed in the Final Indebtedness Schedule is greater than Three Hundred Thirty Thousand ($330,000) (the "Debt Increase
                                                                 -------------
     Amount"), the Shareholders shall pay Buyer the amount of the Debt Increase
     ------
     Amount, if any, on or prior to March 10, 2000. To the extent the aggregate Indebtedness disclosed in the Final Indebtedness Schedule is less than Three Hundred Thirty Thousand ($330,000) (the "Debt Decrease Amount"),
                                                    --------------------
     Buyer shall pay the Shareholders the amount of the Debt Decrease Amount, if any, on or prior to March 10, 2000."

          (n) Section 2.03(e) is hereby amended to read in its entirety as follows:

     "(e) Objection Notice. Within thirty (30) days after receipt of the Final
          ----------------
Indebtedness Schedule, Buyer shall notify Shareholders in writing (an "Objection
                                                                       ---------
Notice") of any objection to the Final Indebtedness Schedule. If no Objection
------
Notice is given within such thirty-day period, then the Final Indebtedness Schedule shall be final and binding on all parties. If an Objection Notice is delivered, Shareholders shall be permitted to take positions which are different from positions taken in the Final Indebtedness Schedule as submitted to Buyer, and Buyer agrees that Shareholders shall not be prejudiced by reason of such differences."

          (o) Section 2.03(f) is hereby amended to read in its entirety as follows:

     "(f) Dispute Resolution. In the event Buyer provides a timely Objection
          ------------------
Notice, Buyer and Shareholders shall, for a period of five (5) days, use their best efforts to resolve any differences between the parties as to the determination of the Final Indebtedness Schedule. In the event Shareholders and Buyer are not, within the periods described above, able to resolve such differences, the determination of the Final Indebtedness Schedule shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). If all of the
                                                    -----------
parties to this Agreement are unable to agree on a single arbitrator, the arbitrator shall be a single arbitrator selected by the American Arbitration Association. Any arbitration proceedings hereunder shall be held in Los Angeles, California. Such arbitrator shall as promptly as practicable, but in no event later than ninety (90) days after receipt by Shareholders of the Objection Notice, make a determination of the Final Indebtedness Schedule. Such determination shall be final and binding on Buyer and

Shareholders. The fees and expenses of the arbitrator shall be borne fifty percent (50%) by the Shareholders and fifty percent (50%) by the Buyer."

          (p)  Section 2.05 shall be amended to read in its entirety as follows:

     "SECTION 2.05. Closing. Unless this Agreement shall have been terminated
                    -------
pursuant to Section 9.01 hereof, the closing of the purchase and sale of the Shares contemplated hereby (the "Closing") shall take place at the offices of
                                 -------
Paul, Hastings, Janofsky & Walker LLP, Twenty-Third Floor, 555 South Flower Street, Los Angeles, California 90071, at 10:00 A.M. local time on or prior to December 15, 1999 as promptly as practicable upon satisfaction of the conditions appearing in Article VI hereof or at such other time and place as Buyer and Shareholders may mutually establish (such time and date being referred to herein as the "Closing Date")."
        ------------

          (q)  Section 2.06 is hereby deleted in its entirety.

          (r)  Section 2.07 shall be amended to read in its entirety as follows:

     "SECTION 2.07. Actions Prior to and at the Closing.
                    -----------------------------------

          (a) At the Closing the Company and Shareholders shall deliver or cause to be delivered to Buyer:

               (i) a certificate or certificates representing the Shares registered in the name of the Buyer; and

               (ii) all of the documents, certificates and instruments required to be delivered to Buyer pursuant to Section 6.01.

          (b)  At the Closing Buyer shall deliver or cause to be delivered to
Shareholders:

               (i)  the Cash Payment; and

               (ii) all of the documents, certificates and instruments required to be delivered to Shareholders pursuant to Section 6.02."

          (s) Section 3.04(c) is hereby amended to read in its entirety as follows:

     "(c) Schedule 3.04(c) contains true and complete copies of the Completion Schedule for each of the periods ending December 31, 1998, June 30, 1999, the Pre-Closing Date and the date hereof (the "Opening Completion Schedule"). Each
                                           ---------------------------
Completion Schedule attached hereto and the Closing Completion Schedule is true, complete and correct in all respects and has been derived from the accounting records of the Company and represent only actual, bona fide transactions. The amount designated as the "balance of profit to recognized" on the Completion Schedule for the period ending on the Pre-Closing Date is equal to or greater than "the balance of profit to be recognized" on the Completion Schedules for each of the periods ending December 31, 1998 and June 30, 1999."

          (t)  The following paragraph is hereby added as Section 3.04(e) of the
               Agreement:

     "(e) The amount of shareholders' equity of the Company, as determined as of the Pre-Closing Date, has not decreased from the amount of shareholders' equity in the Company as of the June Balance Sheet."

          (u)  Section 6.01(r) is hereby deleted in its entirety.

          (v)  Section 6.01(s) is hereby deleted in its entirety.

          (w)  The following paragraph is hereby added as Section 6.02(f) of the
               Agreement:

     "(f) Buyer and the Shareholders shall have entered into a Pledge Agreement substantially in the form attached as Annex M hereto."
                                           -------

          (x) Section 8.02(a) is hereby amended to read in its entirety as follows:

     "(a) the unaudited balanced sheet of the Company as of the Closing Date and the related unaudited statements of income, shareholders' equity and cash flows for the period then ended prepared in accordance with GAAP (the "Closing
                                                                 -------
Financial Statements") and a Completion Schedule for the period ended on the
--------------------
Closing Date prepared consistently with all other Completion Schedules delivered to Buyer;"

          (y) Section 8.02(c) is hereby amended to read in its entirety as follows:

          "(c) a certificate executed by each Shareholder certifying that (i) the Company has no liabilities as of the Closing Date other than those liabilities recorded in the Closing Financial Statements; (ii) the method use to recognize profit of the Company in each of the Financial Statements and Closing Financial Statements is consistent; (iii) no customer deposits, whether collected or billed and receivable have been recorded as income in the Financial Statements or the Closing Financial Statements; (iii) income recognized on work in progress as of the dates of each of the Financial Statements and the Closing Financial Statements is not overstated as to the percentage of completion or income earned; (iv) income on "fee based jobs" is recognized in a consistent manner in all periods of each of the Financial Statements and the Closing Financial Statements and fees received but not yet earned are not reflected as earnings and are appropriately reflected as liabilities for unearned income in each of the Financial Statements and the Closing Financial Statements; (v) the estimated costs to complete all jobs of the Company in process are not understated and reflect the Company's best estimate of the total costs to complete all incomplete work of the Company; (vi) all deposits of the Company to vendors are appropriately accounted for as current assets; (vii) the shareholders' equity of the Company has not decreased since the Pre-Closing Date; and (viii) the amount designated as the "balance of profit to recognized" on the Completion Schedule for the period ending on the Closing Date is equal to or greater than "the balance of profit to be recognized" on the Completion Schedules for each of the periods ending December 31, 1998, June 30, 1999 and the Pre-Closing Date."

          (z) Section 8.12 is hereby amended to read in its entirety as follows:

     "SECTION 8.12. Buyer's Post-Closing Covenant. On or prior to March 10,
                    -----------------------------

2000, Buyer shall obtain the release of Shareholders as guarantors under that certain Guaranty in favor of Merrill Lynch & Co., Inc. or Merrill Lynch Business Financial Services ("Merrill Lynch") or will pay all such Indebtedness of
                     -------------
Shareholders to Merrill Lynch."

          (aa) The following sentence is hereby added as Section 8.13 of the agreement:

     "SECTION 8.13. Repayment of Shareholder Debt. On or prior to the earlier of
                    -----------------------------
     (i) March 10, 2001, (ii) the date that Buyer exercises the Call Option pursuant to Section 2.02(c), or (iii) Buyer pays Shareholders the amount of cash owed pursuant to Section 2.02(a)(ii), Howard and Mamer each shall have repaid all Indebtedness owed to the Company by each of Howard and Mamer."

          (bb) Section 9.01(b) is hereby amended to read in its entirety as follows:

          "(b)   by Shareholders, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if the Agreement shall not have been consummated on or before December 15, 1999 (or such later date as Buyer and Shareholders may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement;

          (cc) Section 10.02(d)(i) is hereby amended to read in its entirety as follows:

          "(i)   First, from a reduction in the amount of the payment due and owing the Shareholders pursuant to Section 2.02(a)(vi), until the amount of such payment is exhausted;"

          (dd) Section 10.02(d)(ii) is hereby amended to read in its entirety as follows:

          "(ii) Second, from a reduction in the amounts of payments due and owing the Shareholders pursuant to Sections 2.03(a)(ii), 2.03(a)(iii), 2.03(iv) and 2.03(v) up to Two Hundred Fifty Thousand Dollars ($250,000) per year; and"

          (ee) Section 10.02(d)(iii) is hereby amended to read in its entirety as follows:

          "(iii) Third, upon the exhaustion of the amounts of payment due pursuant to Section 2.02(a)(vi) and after reducing the remaining payments due pursuant to Sections 2.03(a)(ii), 2.03(a)(iii), 2.03(iv) and 2.03(v) up to Two Hundred Fifty Thousand Dollars ($250,000) per year, any remaining Indemnifiable Claims under this Article X shall be recovered from the Shareholders directly."

     3. References. All references in the Agreement to "Agreement," "herein,"
        ----------
"hereof," or terms of like import referring to the Agreement or any portion thereof are hereby amended to refer to the Agreement as amended by this Amendment.

     4. No Implied Amendments. Except as expressly provided herein, the
        ---------------------
Agreement is not being amended, supplemented, or otherwise modified, and the Agreement shall continue in force and effect in accordance with its terms.

     5. Counterparts. This Amendment may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original but all such counterparts together shall constitute but one and the same agreement.

     6. Governing Law. This Amendment shall be governed by and construed in
        -------------
accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

        [SIGNATURE PAGE TO FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused this Amendment to be executed on its behalf by a representative duly authorized, as of the date first above written.

                                         INTERIORS, INC.



                                         By:_________________________________
                                              Max Munn
                                              President



                                         ____________________________________
                                              Jerry Howard


                                         ____________________________________
                                              Dennis Darlington



                                         THE MAMER FAMILY TRUST
                                         DATED OCTOBER 1, 1997



                                         By:_________________________________
                                              John Mamer
                                              Trustee

                 SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Second Amendment") is made as of October 12, 2000, by and among Buyer (as defined in the Agreement) and the Shareholders (as defined in the Agreement) and Homada LLC, a California Limited Liability Company.

                                   RECITALS

     A. Each of the parties hereto, except Homada LLC, is a party to that certain Stock Purchase Agreement dated as of October 27, 1999 (the "Agreement"), as amended December 15, 1999.

     B. Buyer has not made the cash payment due under Section 2.02(a)(iii) of the Agreement on March 10, 2000, but has established an Escrow Account pursuant to Section 2.02(b) of the Agreement.

     C.   Shareholders have assigned all of their respective rights under
          Section 2.04 of the Agreement to Homada, LLC, a California Limited Liability Company.

     D. The Buyer desires to have the right to extend the time to make certain cash payments to Shareholders under the Agreement.

     E. The Shareholders have requested that, in return for such possible delay in receiving cash payments, that they receive additional security in the form of Buyer Common Stock and a personal guaranty by Max Munn of Buyer's payment obligations under the Agreement.

     F. The parties recognize that the present Fair Market Value of Buyer Common Stock is depressed and Buyer desires that such shares remain in escrow so that the Fair Market Value may increase over time.

     G. Each of the parties hereto desires to amend the Agreement as set forth herein, and desire that, except as set forth in this Second Amendment, the Agreement shall remain in full force and effect.

     NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined
        -----------
herein shall have the meanings ascribed to them in the Agreement (without regard to this Second Amendment).

     2. Amendment. The Agreement is hereby amended as follows on and as of, and
        ---------
only upon, the date hereof:

          (a)  Section 2.02(a)(iii) is amended to read as follows:

     "(iii) Three Million Three Hundred Eighty-seven Thousand Five Hundred Twenty-six Dollars ($3,387,526) payable as follows in accordance with
     Schedule 2.02(a)(iii):

          "(A) One Million Dollars ($1,000,000) shall be paid to Shareholders by Buyer on or before October 30, 2000;

          "(B) One Million Three Hundred Eighty-seven Thousand, Five Hundred Twenty-six Dollars ($1,387,526) shall be paid to Shareholders from available cash in Concepts 4, Inc. upon execution of this Second Amendment or at such other time(s) as agreed to jointly and in good faith by James McCorry, currently the President of Habitat Solutions, Inc. and a representative of the Shareholders. Permission to withdraw cash from Concepts 4, Inc. shall not be unreasonably withheld by either party.

          "(C) One Million Dollars ($1,000,000) shall be paid to Shareholders by Buyer no later than December 10, 2000. Part of said payment may be paid to Shareholders from available cash in Concepts 4, Inc. in the discretion of a representative of the Shareholders. Permission to withdraw cash from Concepts 4, Inc. shall not be unreasonably withheld by either party.

     "Interest will accrue on the payments due under Subparagraphs (A), (B) and
     (C), above, at eight percent (8%) per annum, based upon a 365-day year, from the applicable due dates set forth above."

          (b)  Section 2.02(c) shall be amended in its entirety as follows:

     "(c) Having failed to make the payment due pursuant to former Section 2.02(a)(iii), Buyer delivered to an escrow account (the "Escrow Account"), established by U.S. Bank Trust, N.A. (the "Escrow Agent") restricted Buyer Common Stock (the "Escrow Shares") the Fair Market Value of which was equal to Two Million Eight Hundred Twenty-Two Thousand Nine Hundred Thirty-Eight Dollars ($2,822,938). The escrow agreement shall terminate on the earlier of (i) March 10, 2005, or (ii) the date on which Buyer pays the Shareholders the amounts due pursuant to Sections 2.02(a)(iii), (iv), (v),
     (vi), (vii), hereof. In the event that prior to March 10, 2001, Buyer does not pay the cash due pursuant to Section 2.02(a)(iii), Shareholders shall have the option, in their sole discretion, to take delivery of Escrow Shares having a fair market value on March 10, 2001 of $3,387,526, less the amount of any payments already made pursuant to Section 2.02(a)(iii). Any securities, non-cash dividends or other property distributable in respect of the Escrow Shares shall be delivered to the Escrow Agent, who shall hold such securities, non-cash dividends or other property in the Escrow Account. The fees of the Escrow Agent shall be borne by Buyer."

          (c) Section 2.02(d) shall be added to the Agreement to read as follows:

     "(d) If any payments due under Section 2.02(a)(iii)(A), (B) or (C) of the Agreement is not made within 10 days of the date first due, said payment may be paid from the available cash in Concepts 4, Inc. in an amount determined in good faith by a representative of the Shareholders, based upon a review of the cash position and anticipated cash needs of Concepts 4, Inc.

          (d) Section 2.02(e) shall be added to the Agreement to read as follows:

     "(e) If and only if all of the payments due under Section 2.02(a)(iii)(A),
     (B) and (C) of the Agreement, as amended, are paid in cash, in full to Shareholders, in an amount not less than $3,387,526, then for so long as Buyer Common Stock is held in the Escrow Account and Buyer is not in Default (as defined below), the Shareholders will not, alone or in concert with others, directly or indirectly: (i) by purchase or otherwise, acquire, or agree to acquire, ownership (including, but not limited to, beneficial ownership) of any Buyer Common Stock, or direct or indirect rights (including convertible securities) or options to acquire such ownership, with the exception of the ownership of such Buyer Common Stock as is delivered to Shareholders out of the Escrow Account; (ii) make any public announcement with respect to, or submit any proposal for, the acquisition of beneficial ownership of Buyer Common Stock (or direct or indirect rights, including convertible securities, or options to acquire such beneficial ownership) for or with respect to any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving the Buyer or any of its affiliates, whether or not any parties other than the Shareholders and affiliates and associates are involved and whether or not such proposal might require the making of a public announcement; (iii) make, or in any way participate in, any "solicitation" or "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Buyer or any of its affiliates; provided, however, that the foregoing shall not restrict any actions with respect to matters (other than matters relating to the election of directors or the composition of the Buyer's Board of Directors) submitted to a shareholder vote which matters are not proposed or initiated by any Shareholder or any affiliates or associates or by any person acting in concert with or at the direction of any Shareholder or any affiliates or associates; (iv) form, join or in any way participate in a "group" (as such term is used in Section 13d(3) of the Exchange Act) with respect to any securities of the Buyer in connection with any action or matter otherwise prohibited by the terms of this agreement; (v) initiate or propose any shareholder proposals for submission to a vote of shareholders with respect to the Buyer or any of its affiliates or propose any person for election to the Board of Directors of the Buyer or any of its affiliates; or (vi) otherwise seek to control the management or policies of the Buyer or any of its affiliates, including, without limitation, taking any action to seek to obtain representation on the Board of Directors of the Buyer or any of its affiliates. Notwithstanding anything else to the contrary, nothing in this agreement shall prevent the Shareholders from (1) taking any action required of them under State or Federal laws or regulations or (2) voting, in their complete discretion, any shares of Buyer Common Stock which is released from the Escrow Account and delivered to them pursuant to the terms of the Agreement. For purposes of this Amendment, Default shall mean the occurrence of any of the following events: (1) Buyer shall have failed to deliver Escrow Shares into the Escrow Account pursuant to Sections 2.02(c) or 2.02(f)(ii) or 2.04(b), or (2) Buyer shall have failed to make a payment when due under a Buyer Promissory Note issued to Shareholders pursuant to Section 2.02(f)(i) of the Agreement, as amended, or (3) Buyer shall have failed to make a payment when due under a Buyer Promissory Note issued to Homada LLC pursuant to
     Section 2.04(a) of the Agreement, as amended."

          (e) If and only if all of the payments set forth in Section 2.02(a)(iii)(A), (B) and (C) of the Agreement, as amended, are paid in cash to Shareholders in an amount not less than $3,387,526 prior to December 10, 2000, then for so long as Buyer Common Stock is held in the Escrow Account and Buyer is not in default on any payment due under the Agreement, as amended, the Shareholders will vote the Escrow Shares in support of the election of the nominees to the Buyer's Board of Directors proposed by either the current Buyer Board of Directors or the members of the Board of Directors who have been nominated to the Board by the current Board of Directors (or such of their successors who have been nominated by the Board members so nominated). Upon execution of this Amendment, the Shareholders shall execute the Proxy attached hereto as Exhibit B. The executed proxies shall be held by the Escrow Holder until December 10, 2000. If Buyer shall have paid a sum not less than $3,387,526 to Shareholders pursuant to
     Section 2.02(a)(iii) of the Agreement by that date, then the proxies shall be delivered to Buyer. If said sums have not been paid to Shareholders by that date, the proxies shall be returned to Shareholders."

          (f) In the event that Buyer makes the cash payments due under Section 2.02(a)(iii)(A) and (B) of the Agreement, as amended, in the total amount of $2,387,526 on the dates and in the amount set forth therein, Jerry Howard shall withdraw his name from contention as a member of the Board of Directors of Buyer at its next annual Shareholder's meeting.

          (g)  Section 2.02(b) shall be deleted in its entirety.

          (h)  The following paragraph is added to the Agreement as 2.02(f):

     "(f) In the event that Buyer fails to pay the amounts due pursuant to
     Section 2.02(a) (iv), (v), (vi) or (vii) within fifteen (15) Business Days of the dates such cash payments are due, Buyer shall:

          "(i) deliver to Shareholders a Buyer's Promissory Note, in substantially the form as attached hereto as Exhibit A, and in the full amount of the payment due, bearing interest of eight percent per annum from the payment date as set forth in Section 2.02(a)(iv), (v), (vi) or (vii), as applicable, and payable in full within one year; and

          "(ii) deliver into the Escrow Account Buyer's Common Stock the fair market value of which is equal to the shortfall, if any, between the Fair Market Value of all Buyer's Common Stock held in the Escrow Account pursuant to Section 2.02(b) and the combined total of (1) the amount of any cash payments then due to Shareholders, (2) the principal amount of the outstanding Buyer Promissory Notes issued to Shareholders by Buyer pursuant to this Section 2.02(f)(i), plus interest due thereon, less payments previously made on said Notes, and (3) the principal amount of the outstanding Buyer Promissory Notes issued to Shareholders by Buyer pursuant to Section 2.04(a)(i), (ii) or (iii), plus interest due thereon, less payments previously made on said notes. Fair Market Value of the Buyer Common Stock shall be computed using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date the applicable cash payment was to be paid pursuant to
     Section 2.02(a)(iv), (v), (vi) or (vii), as applicable. If Buyer Common Stock is no longer traded on the NASDAQ or on the Over the Counter Market on a regular basis, Fair Market Value shall be computed by using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date on which Buyer Common Stock ceased trading on the NASDAQ and/or Over the Counter Market. Shares placed in the Escrow Account pursuant to this section shall remain in the Escrow Account until the earlier of (i) the date on which Buyer pays the Shareholders the amount of all cash payments then due pursuant to Sections 2.02(a)(iii), (iv), (v), (vi) and (vii); (ii) the exercise by Shareholders of their option to receive Buyer Common Stock if Buyer's Promissory Notes are not paid when due; or (iii) March 10, 2005. In the event that Buyer has not paid any Buyer Promissory Note within 30 days of its original due date, then Shareholders shall have the option to receive Buyer Common Stock out of the Escrow Account in an amount equivalent to the amount then due under the defaulted Buyer Promissory Note, including interest thereon. The Fair Market Value of the Buyer Common Stock shall be computed using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date on which the Shareholders exercise their option to take delivery of Buyer Common Stock in payment of the Buyer Promissory Note. If Buyer Common Stock is no longer traded on the NASDAQ or on the Over the Counter Market on a regular basis, Fair Market Value shall be computed by using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date on which Buyer Common Stock ceased trading on the NASDAQ and/or Over the Counter Market. Any securities, non-cash dividends or other property distributable in respect of the Escrow Shares shall be delivered to the Escrow Agent, who shall hold such securities, non-cash dividends or other property in the Escrow Account. The fees of the Escrow Agent shall be borne by Buyer.

     "Payments due under any Buyer Promissory Note(s) issued pursuant to Section 2.02(f)(i) of the Agreement, as amended, shall be payable directly from Buyer or from the available cash in Concepts 4, Inc. Payments towards any buyer Promissory Note may be made from Concepts 4, Inc. in the discretion of a representative of the Shareholders, but, only if, in the good faith business judgment of said representative of the Shareholders, after making any such payment, Concepts 4, Inc. will retain sufficient cash to meet its cash flow requirements for the following three (3) month period, based upon a review of the cash position and anticipated cash needs of Concepts 4, Inc. In the event that payments due under a Buyer Promissory Note are made from the available cash of Concepts 4, Inc., an amount equal to ten percent of any such payment shall be paid by Concepts 4, Inc. to Buyer."

          (i)  The following paragraph is added to the Agreement as 2.02(g):

     "(g) In the event that the Fair Market Value of the Buyer Common Stock held in the Escrow Account pursuant to Sections 2.02(c), 2.02(f) or 2.04(b) falls below the combined total of (i) the amount of any cash payment then due to Shareholders, (ii) the principal amount of the outstanding Buyer Promissory Notes issued to Shareholders by Buyer pursuant to Section 2.02(f)(i), plus interest due thereon, less payments previously made on said notes and (iii) the principal amount of the outstanding Buyer Promissory Notes issued to Homada LLC by Buyer pursuant to Section 2.04(b), plus interest due thereon, less payments previously made on said notes, then the Shareholders shall deliver a notice to Buyer of such shortfall and Buyer shall deliver to the Escrow Agent additional shares of Buyer Common Stock within thirty (30) days of receipt of the Shareholders' notice so that the Fair Market Value of the Escrow Shares equals the Fair Market Value of the combined totals set forth in subparagraphs (i), (ii) and (iii) of this Section. The Fair Market Value of the Buyer Common Stock in the Escrow shall be computed using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date of review. If Buyer Common Stock is no longer traded on the NASDAQ or on the Over the Counter Market on a regular basis, Fair Market Value shall be computed by using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date on which Buyer Common Stock ceased trading on the NASDAQ and/or Over the Counter Market."

          (j) Section 2.04 of the Agreement shall be amended in its entirety as follows:

     "(a) Buyer shall make the following additional payments for the Shares, at the times and in the amounts specified below by delivery of Buyer's Promissory Notes made payable to Homada LLC, bearing interest at eight percent (8%) per annum, payable within eighteen months from the date of issuance (the "Earnout Notes"). The Earnout Notes shall be in the amounts set forth opposite each Shareholder's name on Schedule 2.04(a):"

          "(i) In the event the Company's EBIT during the First Earnout Period exceeds Three Million Dollars ($3,000,000), then (A) on December 15, 2001, Buyer shall pay to

     Homada LLC Three Hundred Twenty-Four Thousand Dollars ($324,000), cash and
     (B) within forty-five (45) days following the First Earnout Period, shall:
     (1) deliver to Homada LLC a Buyer Promissory Note (the "First Earnout Period Note") in the principal amount equal to One Dollar ($1) for each One Dollar ($1) that the Company's EBIT during the First Earnout Period exceeds Three Million Dollars ($3,000,000); provided, however, that the First Earnout Period Note shall not exceed One Million Five Hundred Thousand Dollars($1,500,000). The Company shall not be obligated to deliver any First Earnout Period Note to Homada LLC in the event that the Company's EBIT during the First Earnout Period is less than Three Million Dollars ($3,000,000)

          "(ii) In the event the Company's EBIT during the Second Earnout Period exceeds Six Million Dollars ($6,000,000) and the Company's EBIT during the second twelve month period following the Closing Date exceeds Three Million Dollars ($3,000,000), within forty-five (45) days following the Second Earnout Period, Buyer shall deliver to Homada LLC Buyer's Promissory Note (the "Second Earnout Period Note") having a principal amount equal to One Dollar ($1) for each One Dollar ($1) that the Company's EBIT during the Second Earnout Period exceeds Six Million Dollars ($6,000,000), minus (c) the amount of any First Earnout Period Note; provided, however, that the aggregate value of the Second Earnout Period Note and First Earnout Period Note shall not exceed Three Million Dollars ($3,000,000). The Company shall not be obligated to deliver any Second Period Earnout Note in the event that the Company's EBIT during the Second Earnout Period is less than Six Million Dollars ($6,000,000) or the Company's EBIT during the second twelve month period following the Closing Date equals or is less than Three Million Dollars ($3,000,000).

          "(iii) In the event that the Company's EBIT during the Third Earnout Period equals Nine Million Dollars ($9,000,000) and the Company's EBIT during the third twelve month period following the Closing Date exceeds Three Million Dollars ($3,000,000), within forty-five (45) days following the Third Earnout Period, Buyer shall deliver to Homada LLC Buyer's Promissory Note (the "Third Earnout Period Note") in an amount equal to One Dollar ($1) for each One Dollar ($1) that the Company's EBIT during the Third Earnout Period exceeds Nine Million Dollars ($9,000,000), minus (c) the value of any First Earnout Period Note and Second Earnout Period Note; provided, however, that the aggregate value of the Third Earnout Period Note, the First Earnout Period Note and the Second Earnout Period Note shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000). The Company shall not be obligated to deliver any Third Earnout Period Note to Homada LLC in the event that the Company's EBIT during the Third Earnout Period is less than Nine Million Dollars ($9,000,000) or the Company's EBIT during the third twelve month period following the Closing Date equals or is less than Three Million Dollars ($3,000,000).

     "(b) Buyer shall deliver to the Escrow Account established pursuant to
     Section 2.02(b) of the Agreement, Buyer Common Stock, the Fair Market Value of which is equal to the shortfall, if any, between the Fair Market Value of all Buyer's Common

     Stock held in the Escrow Account pursuant to Sections 2.02(b), 2.02(f) of the Agreement, as amended, or this Section 2.04(b) and the combined total of (1) the amount of any cash payments then due to Shareholders, (2) the principal amount of the outstanding Buyer Promissory Notes issued to Shareholders by Buyer pursuant to Section 2.02(f)(i), plus interest due thereon, less payments previously made on said Notes, and (3) the principal amount of the outstanding Buyer Promissory Notes issued to Homada LLC by Buyer pursuant to Section 2.04(a), plus interest due thereon, less payments previously made on said notes. The Fair Market Value of the Buyer Common Stock shall be computed using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date the Buyer's Promissory Note is to be delivered to Homada LLC pursuant to Section 2.04(a)(i), (ii) or (iii), as applicable. If Buyer Common Stock is no longer traded on the NASDAQ or on the Over the Counter Market on a regular basis, Fair Market Value shall be computed by using the daily average closing bid price per share of Buyer Common Stock for the ten
     (10) trading days immediately preceding the date on which Buyer Common Stock ceased trading on the NASDAQ and/or Over the Counter Market. Shares placed in the Escrow Account pursuant to this section shall remain in the Escrow Account until the earlier of (i) the date on which Buyer pays Homada LLC the full amount due under all Buyer Promissory Notes issued pursuant to Sections 2.04(a)(i), (ii) and (iii); (ii) the exercise by Homada LLC of its option to receive Buyer Common Stock if Buyer's Promissory Notes are not paid when due; or (iii) March 10, 2005. In the event that Buyer has not paid any Buyer Promissory Note within 7 months of its original due date, then Homada LLC shall have the option to take delivery of Buyer Common Stock out of the Escrow Account in payment of the defaulted Buyer Promissory Note in an amount equivalent to the amount then due under the defaulted Buyer Promissory Note, including interest thereon. The Fair Market Value of the Buyer Common Stock shall be computed using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date on which Homada LLC exercises its option to take delivery of Buyer Common Stock. Any securities, non-cash dividends or other property distributable in respect of the Escrow Shares shall be delivered to the Escrow Agent, who shall hold such securities, non-cash dividends or other property in the Escrow Account. If Buyer Common Stock is no longer traded on the NASDAQ or on the Over the Counter Market on a regular basis, Fair Market Value shall be computed by using the daily average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the date on which Buyer Common Stock ceased trading on the NASDAQ and/or Over the Counter Market. The fees of the Escrow Agent shall be borne by Buyer."

     "(c) Payments due under any Buyer Promissory Note(s) issued pursuant to
     Section 2.04(a) shall be payable directly from Buyer or from the available cash in Concepts 4, Inc. Payments towards any buyer Promissory Note may be made from Concepts 4, Inc. in the discretion of a representative of the Shareholders, but, only if, in the good faith business judgment of said representative of the Shareholders, after making any such payment, Concepts 4, Inc. will retain sufficient cash to meet its cash flow requirements for the following three (3) month period, based upon a review of the cash position and anticipated cash needs of Concepts 4, Inc. In the event that payments due under a Buyer Promissory Note are made from the available cash of Concepts 4, Inc., an amount equal to ten percent of any such payment shall be paid by Concepts 4, Inc. to Buyer."

          (k) Except as specifically provided for in this Second Amendment, or pursuant to loan agreements with Foothill Capital Corporation in existence as of the date of this Amendment, until all payment obligations of Buyer to Shareholders under the Agreement have been fulfilled, Buyer shall not cause Concepts 4, Inc. to make any payment to Buyer or to any other party or to incur any further obligation on behalf of Buyer or any other party of any dividends, of any loans or in connection with any loans or any other payments or obligations of any kind. This provision will be binding upon any successor in interest of Buyer as a shareholder of Concepts 4, Inc. Notwithstanding the foregoing, Shareholders shall use their best efforts to arrange for a five year term loan for Concepts 4, Inc. in the amount of $300,000 from Foothill Capital Corporation or any other responsible lender, to be funded prior to December 10, 2000; all funds borrowed pursuant to said term loan shall be used exclusively to reduce the obligations owing to the Shareholders under Section 2.02(a)(iii)(C). If such funding is not received by such date, Shareholders shall continue to use their best efforts to obtain such borrowing after such date as long as the proceeds of such borrowing are used exclusively to reduce obligations owing to the Shareholders under the Agreement.

          (l) The Employment Agreements between Concepts 4, Inc. and Jerry Howard, John Mamer and Dennis Darlington, respectively, may be amended so that, in the event that (1) there is a Default by Buyer as defined in
     Section 2.02(e) of the Agreement, or (2) there is a change of ownership of Concepts 4, Inc. or, (3) there is a change of control in the Board of Directors of Buyer, then the liquidated damages amounts provided in Sections 7.6(b) and 7.6(c) of the respective Employment Agreements will be decreased by 1/24 of the liquidated damage amount specified in section 7.6(b) and by 1/12 of the liquidated damage amount specified in Section 7.6(c) for each month during which the employee remains employed by Concepts 4, Inc. following the anniversary date specified in the respective paragraphs.

     3. References. All references in the Agreement to "Agreement," "herein,"
        ----------
"hereof," or terms of like import referring to the Agreement or any portion thereof are hereby amended to refer to the Agreement as amended by this Second Amendment.

     4. No Implied Amendments. Except as expressly provided herein, the
        ---------------------
Agreement is not being amended, supplemented, or otherwise modified, and the Agreement shall continue in force and effect in accordance with its terms.

     5. Attorneys Fees. If the services of an attorney are required by any party
        --------------
to secure the performance of this Second Amendment or otherwise on the breach or default of another party to this Second Amendment, or if any judicial remedy, litigation or arbitration is necessary to enforce or interpret any provision of this Second Amendment or the rights and duties of any person in relation to it, the prevailing party shall be entitled to reasonable attorney fees, costs, or other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Second Amendment or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law. For purposes of this section, "litigation" includes mandatory or voluntary arbitration or mediation of any dispute relating to this Agreement and includes proceedings before a court of law at the trial and/or appellate levels.

     6. Counterparts. This Second Amendment may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original but all such counterparts together shall constitute but one and the same agreement.

     7. Governing Law. This Second Amendment shall be governed by and construed
        -------------
in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment, or caused this Second Amendment to be executed on its behalf by a representative duly authorized, as of the date first above written.

                                        INTERIORS, INC.

                                        By:_________________________
                                             Max Munn
                                             President

                                        THE HOWARD FAMILY TRUST DATED
                                        MARCH 21,2000

                                        ____________________________
                                           Jerry Howard, Trustee

                                        ____________________________
                                             Dennis Darlington

                                        THE MAMER FAMILY TRUST DATED
                                        OCTOBER 1, 1997


                                        By:_________________________
                                              John Mamer, Trustee

                                        HOMADA, LLC

                                        By: ________________________

                                        Jerry Howard, Managing Member


                                        ____________________________
                                                 Jerry Howard


                                        ____________________________
                                                   John Mamer

                                   EXHIBIT A


                                PROMISSORY NOTE

          $______________                      Mt. Vernon, New York

          [Date]

          For value received, I promise to pay to _____[Shareholder]_____ or order at Long Beach, California, or at such other place as may be designated in writing by the holder(s) of this Note the sum of _______________________________ Dollars, with interest thereon from ___[date]___ on unpaid principal, until said principal is paid, at the rate of Eight Percent (8%) per annum, based upon a 365 day year. Principal and Interest shall be due in full on ___[date]__.

     Maker may prepay all or part of the principal balance due under this Note without penalty or charge.

     Each payment shall be credited first on interest then due and the remainder on principal; interest shall thereupon cease upon the principal so credited.

     In the event of any default in the payment of principal or interest as herein provided, all sums so due, including interest, shall bear interest at the rate set forth above, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

     Principal and interest shall be payable in lawful money of the United
States.

     If an action is instituted on this note, the undersigned promises to pay such sum as the court may fix as attorney's fees.

                                               INTERIORS, INC.


                                               By:___________________________
                                                     Max Munn, President

                                   EXHIBIT B

Max Munn, Robert Conologue and David A. Schwartz, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Class A Common Stock, $.001 par value of Interiors, Inc. held of record by the undersigned on October 27, 2000, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on December 15, 2000 and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting. This is a proxy coupled with an interest and is and shall be irrevocable if all of the payments set forth in Section 2.02(a)(iii)(A), (B) and
(C) of the Stock Purchase Agreement between the undersigned and Interiors, Inc., among others, dated October 27, 1999, as amended, are paid in cash to Shareholders, in an amount not less than $3,387,526 prior to December 10, 2000.

                            ELECTION OF DIRECTORS:

1) Max Munn, 2) Roger Lourie, 3) Richard Josephberg and 4) James G. Bloise

X  For All Nominees       [Taurus]  Withhold All Nominees

     To withhold authority to vote for any individual nominee(s), write the nominee's names on the space(s) provided below:


--------------------------------------------------------------------------------


Dated___________________, 2000

                                    ____________________________________
                                    Signature

Dated___________________, 2000
                                    ____________________________________
                                    Signature if held jointly


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS